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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Extraction Oil & Gas, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXTRACTION OIL & GAS, INC.
370 17th Street, Suite 5300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Extraction Oil & Gas, Inc.:

        Notice is hereby given that the 2018 Annual Meeting of Stockholders of Extraction Oil & Gas, Inc. (the "Company") will be held at The Sheraton Denver Downtown, 1550 Court Place, Denver, Colorado 80202, on May 3, 2018, at 8:00 a.m. Mountain Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

        1.     To elect the two Class II directors, set forth in this Proxy Statement each for a term of three years.

        2.     To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2018.

        3.     To consider an advisory vote on executive compensation.

        4.     To consider an advisory vote on the frequency of the advisory vote on executive compensation.

        5.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Each outstanding share of the Company's common stock (NASDAQ: XOG) entitles the holder of record at the close of business on March 14, 2018, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors,
Mark A. Erickson Chairman and Chief Executive Officer

Denver, Colorado
April 5, 2018

i

ii

EXTRACTION OIL & GAS, INC.
370 17th Street, Suite 5300
Denver, Colorado 80202
PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors (the "Board of Directors" or the "Board") of Extraction Oil & Gas, Inc. (the "Company") requests your proxy for the 2018 Annual Meeting of Stockholders that will be held on May 3, 2018, at The Sheraton Denver Downtown, 1550 Court Place, Denver, Colorado 80202, at 8:00 a.m. Mountain Time (the "Annual Meeting"). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The Board has made this proxy statement (the "Proxy Statement"), proxy card, the accompanying Notice of Annual Meeting of Stockholders and the Company's 2017 Annual Report to Stockholders available on the Internet at www.proxyvote.com. The approximate date on which these proxy materials and the Company's 2017 Annual Report to Stockholders are being mailed to stockholders is April 5, 2018.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposals to be Voted Upon at the Annual Meeting

        At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

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  Proposal ONE: To elect the two Class II directors to the Board set forth in this Proxy Statement, each of whom will hold office until the 2021 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

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  Proposal TWO: To ratify the appointment of PricewaterhouseCoopers, LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

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  Proposal THREE: To approve, on an advisory basis, the compensation of our Named Executive Officers (as defined below).

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  Proposal FOUR: To select the frequency of future advisory votes in executive officer compensation, on an advisory basis.

        In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

        The Board recommends that you vote FOR each of the nominees to the Board (Proposal ONE), FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal TWO), FOR the advisory approval of the compensation of the Named Executive Officers (Proposal THREE) and FOR the advisory approval of stockholder votes on executive compensation to occur every year (Proposal FOUR).

Voting at the Annual Meeting

        The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each stockholder of record at the close of business on March 14, 2018 (the "Record Date"), is entitled to vote at the Annual Meeting. Holders of the Common Stock will vote together on all matters presented at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting.

        If on the Record Date you hold shares of our Common Stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. Broadridge Financial Solutions ("Broadridge") is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by Internet by following the instructions on the proxy card you received. You may also vote by signing and submitting your proxy card or by submitting your vote by telephone by calling the number provided on the proxy card you received. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone or by filling out and returning the proxy card in the enclosed envelope. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering a written notice of revocation addressed to Extraction Oil & Gas, Inc., Attn: General Counsel, 370 17th Street, Suite 5300, Denver, Colorado 80202, (b) a duly executed proxy bearing a later date, (c) voting again by Internet or by telephone or (d) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

        If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in "street name," and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

        If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute "broker non-votes." Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting, but will only be taken into account in determining the outcome of a proposal for which brokers have discretionary authority, as discussed below. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one copy of proxy materials, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on the respective proxy card or voting instructions received to ensure that all of your shares are voted.

        A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at 370 17th Street, Suite 5300, Denver, Colorado 80202. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

        The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 175,556,184 shares of Common Stock outstanding, held by 69 stockholders of record. Abstentions (i.e., if you or your broker mark "ABSTAIN" on a proxy) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (a) does not receive voting instructions from the beneficial owner and (b) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on "non-routine" proposals, including the election of directors.

Required Votes

        Election of Directors.    Each director will be elected by the affirmative vote of the plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

        Ratification of our Independent Public Accounting Firm.    Approval of the proposal to ratify the Audit Committee's appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers have the discretion to vote on this proposal if they do not receive voting instructions from the beneficial owner, and abstentions will have the effect of a vote against this proposal.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

Default Voting

        A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE, FOR Proposal TWO, FOR Proposal THREE, and FOR one year with respect to Proposal FOUR.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

        Extraction Oil & Gas Holdings, LLC, a Delaware limited liability company and our accounting predecessor, was formed on May 29, 2014, by PRE Resources, LLC ("PRE"), as a holding company with no independent operations. Extraction Oil & Gas, LLC, was a wholly owned subsidiary of Extraction Oil & Gas Holdings, LLC. In connection with the consummation of our initial public offering (the "IPO"), Extraction Oil & Gas Holdings, LLC was merged with and into Extraction Oil & Gas, LLC, and Extraction Oil & Gas, LLC converted from a Delaware limited liability company into a Delaware corporation, Extraction Oil & Gas, Inc. On October 11, 2016, a registration statement filed on Form S-1 with the SEC relating to shares of our Common Stock was declared effective. The IPO closed on October 17, 2016. In this Proxy Statement, the terms "the Company," "we," "us," "our" and similar terms when used in the present tense, prospectively or for historical periods since October 17, 2016, refer to Extraction Oil & Gas, Inc. and its subsidiaries, and for historical periods prior to October 17, 2016, refer to Extraction Oil & Gas Holdings, LLC, and its subsidiaries, unless the context indicates otherwise.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the following individuals for election as Class II directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2021 Annual Meeting of the Stockholders, and until either they are re-elected or their successors are elected and qualified:

Patrick D. O'Brien
Marvin M. Chronister

        Mr. O'Brien and Mr. Chronister are currently serving as directors of the Company. If Mr. O'Brien and Mr. Chronister are elected to the Board of Directors, the size of the Board will remain at eight members. Biographical information for each nominee is contained in the "Directors and Executive Officers" section below.

        The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

Vote Required

        The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

        After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Proposal ONE: Election of Directors" above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Position
Mark A. Erickson(4)	58	Chief Executive Officer and Chairman
Matthew R. Owens(4)	31	President and Director
Russell T. Kelley, Jr.	42	Chief Financial Officer
Tom L. Brock	45	Vice President, Chief Accounting Officer
Eric J. Christ	38	Vice President, General Counsel and Corporate Secretary
Marvin M. Chronister(1)(2)(3)	67	Director
Donald L. Evans(1)(4)	71	Director
John S. Gaensbauer	47	Director
Peter A. Leidel(2)(3)(4)	61	Director
Wayne W. Murdy(1)(3)	73	Director
Patrick D. O'Brien(2)(3)(4)	69	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Governance Committee

(4)
Member of the Executive Committee

        The Company's Board of Directors currently consists of eight members, and if the stockholders elect Messrs. O'Brien and Chronister to the Board, the Board will continue to consist of eight members. The Company's directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Owens, Murdy and Gaensbauer are designated as Class I directors, and their terms of office will expire in 2020. Messrs. O'Brien and Chronister are designated as Class II directors, and, assuming the stockholders elect them to the Board as set forth in "Proposal ONE: Election of Directors" above, their terms of office expire in 2021. Messrs. Erickson, Leidel and Evans are designated as Class III directors, and their terms of office expire in 2019.

        Set forth below is biographical information about each of the Company's executive officers, directors and nominees for director.

        Mark A. Erickson—Chief Executive Officer and Chairman.    Mr. Erickson is our Chairman, CEO and co-founder. From 2010 to 2014, he served as Chairman and CEO of Denver-based Thunder Basin Resources, LLC (formerly PRE Resources, LLC) ("PRE"), a privately held oil and gas exploration and development company, where he remains as Chairman of the Board. From 2001 to 2010, Mr. Erickson served as CEO, President and Director of publicly traded Gasco Energy, Inc. ("Gasco Energy"), a Uinta Basin-focused oil & gas company which he co-founded. Mr. Erickson served as President of Pannonian Energy Inc. from mid-1999 until it merged with Gasco Energy in February 2001. In late 1997, Mr. Erickson co-founded Pennaco Energy, Inc. ("Pennaco"), a publicly traded oil and gas company with properties in Wyoming's Powder River Basin. He served as an officer and director of Pennaco from its inception until mid-1999. Mr. Erickson began his career at North American Resources, which was the exploration and production subsidiary of Montana Power Company. A Helena, Montana native, Mr. Erickson has over 30 years of experience in business development, finance, strategic planning, marketing, project management and petroleum engineering. He holds an M.S. in mineral economics from the Colorado School of Mines and a BS in petroleum engineering from the Montana College of Mineral Science and Technology. We believe that Mr. Erickson's experience founding and leading our growth as our Chief Executive Officer and his extensive experience leading various oil and gas companies qualify him to serve on our board of directors.

        Matthew R. Owens—President and Director.    Mr. Owens is our co-founder and President. From 2008 to 2010, he served as Operations Engineer for Gasco Energy, working deep, high-pressured gas in the Uinta Basin. While at Gasco Energy, he drilled and completed over 50 wells in the Mancos, Blackhawk and Mesaverde formations. From 2010-2012, Mr. Owens worked at PDC Energy, Inc., an oil and gas exploration and development company with a primary focus on the Wattenberg Field, as an Operations Engineer, leading the horizontal completion and production activities in the Wattenberg Field. He completed over 45 horizontal Codell and Niobrara wells and was responsible for optimizing production for the program. Mr. Owens has been our President since our formation in 2012, which, at the time, was a wholly owned subsidiary of PRE. Mr. Owens holds a BS degree in petroleum engineering from the Colorado School of Mines. We believe that Mr. Owens' experience founding and leading our growth as our President and his background in completion and production activities qualify him to serve on our board of directors.

        Russell T. Kelley, Jr.—Chief Financial Officer.    Mr. Kelley has served as our Chief Financial Officer since July 2014. Prior to joining us, he ran the Oil & Gas practice of Moelis & Company, a global investment bank, from 2011 to 2014, where he was a partner and managing director covering upstream and integrated oil & gas companies. From 2005 to 2011, he worked at Goldman, Sachs & Co., a global investment bank, where he was a Senior Vice President. In such roles, Mr. Kelley has executed over $70 billion of M&A/advisory assignments and has led capital market transactions raising over $15 billion for clients. He has been in the energy and financial sector since 1998, with experience in commodities trading, corporate development and investment banking. He holds a MBA from The Wharton School at the University of Pennsylvania where he graduated as a Palmer Scholar and a BA from Vanderbilt University.

        Tom L. Brock—Vice President, Chief Accounting Officer.    Mr. Brock has served as our Vice President, Chief Accounting Officer since October 2016. Prior to that time, Mr. Brock served as our Senior Director of Accounting since August 2016. Prior to joining us, Mr. Brock served as Vice President, Chief Accounting Officer and Corporate Controller of the American Midstream GP, LLC and American Midstream Partners, LP from November 2013 until his resignation in August 2016. Mr. Brock had previously served as Vice President and Corporate Controller of American Midstream GP, LLC and American Midstream Partners LP from July 2012 until November 2013. Prior to that, Mr. Brock held the position of Director of Trading and Finance with BG Group in Houston, Texas, where he controlled accounting and other functions for its marketing and trading companies beginning in July 2010. Mr. Brock began his career with KPMG LLP, where he spent 13 years holding various positions serving clients in the energy industry. Mr. Brock holds a Bachelor of Accountancy from New Mexico State University and is a CPA licensed in the State of Texas.

        Eric J. Christ—Vice President, General Counsel and Corporate Secretary.    Mr. Christ has served as our Vice President, General Counsel and Corporate Secretary since November 2016. Prior to joining us, Mr. Christ served as Vice President, Corporate Secretary and General Counsel at VAALCO Energy Inc. from January 2015 to November 2016. Prior to joining VAALCO, Mr. Christ served as Vice President, General Counsel and Corporate Secretary of Midstates Petroleum Company, Inc. from November 2013 to January 2015 and as its Assistant Corporate Counsel from September 2012 to November 2013. Mr. Christ began his legal career at Porter Hedges, LLP in 2005 and continued on to practice corporate and securities law at Vinson & Elkins LLP from 2006 until 2010, where he represented a variety of energy companies. Mr. Christ holds a Bachelor of Arts, with honors, from Amherst College and a J.D., with honors, from the University of Texas School of Law.

        Marvin M. Chronister—Director.    Mr. Chronister has served on our board of directors since our IPO in October 2016. Mr. Chronister is currently the owner of Enfield Companies, which is engaged in consulting and investment activities in the oil and gas sector. Mr. Chronister previously served as Interim Chief Executive Officer and Interim President of Bonanza Creek Energy, Inc., a domestic energy exploration and production company, from January 2014 until November 2014 and as a director of Bonanza Creek Energy, Inc., from 2010 to June 2016. From September 2009 until December 2010, Mr. Chronister served as Chairman and interim CEO of Sonde Resources Corp., an oil and gas exploration and production company focused on Western Canada and North Africa, where he also served as a director from 2009 to 2012. Mr. Chronister's prior professional experience includes roles at Deloitte & Touche, LLP, Kidder Peabody, Merrill Lynch, Transwestern Investments, Kidde Corporation, and N.L. Industries. Mr. Chronister has previously served on the boards of Saratogo Resources, Inc., Harken Energy Corporation and the boards of several private companies and industry associations. Mr. Chronister holds a Bachelor of Business Administration degree from Stephen F. Austin State University. We believe that Mr. Chronister's experience in investing, corporate finance and corporate governance and his service on the board of various energy companies qualify him for service on our board of directors.

        Donald L. Evans—Director.    Mr. Evans has served on our board of directors since December 2016. Mr. Evans currently serves as a Senior Partner and Principal at Quintana Capital Group, L.P., where he has served since December 2006, and as a Senior Advisor at Energy Capital Partners, where he has served since July 2006. From February 2010 to March 2014, Mr. Evans served as a director of Genesis Energy LLC. Prior to that, Mr. Evans served as Secretary of Commerce of the United States Department of Commerce from 2001 to 2005 and served as the Chief Executive Officer at the Financial Services Forum from June 2005 to 2007. Mr. Evans currently serves as the Executive Chairman at Energy Future Holdings Corp., where he has served since October 2007, and as a director at Energy Future Intermediate Holding Company, LLC. Mr. Evans is currently the Chairman of the George W. Bush Foundation and has previously served as the Chairman of the Board of Regents of the University of Texas System. Mr. Evans received his B.S. in Mechanical Engineering and M.B.A. from the University of Texas in Austin. We believe that Mr. Evans' extensive experience serving as a director and his extensive financial experience in both the public and private sector qualify him for service on our board of directors.

        John S. Gaensbauer—Director.    Mr. Gaensbauer serves as a member of our board of directors, where he has served since our inception. Mr. Gaensbauer is currently a Managing Director in the Natural Resources Group at Capstone Headwaters LLC, a Denver-based investment banking firm ("Capstone Headwaters"). Prior to joining Capstone Headwaters in May 2016, Mr. Gaensbauer was a partner at Sierra Partners LLC, a Denver-based private advisory group providing strategic advisory services to clients in the global resource industry ("Sierra Partners"), a role he held since 2007. Prior to Sierra Partners, Mr. Gaensbauer served as Group Executive, Investor Relations for Newmont Mining Corporation ("Newmont"). Prior to that, Mr. Gaensbauer served as in-house counsel to Newmont, managing the legal affairs and transactions for Newmont's West African, Central Asian and European operations, as well as counsel to Newmont's Treasury Group and Newmont Capital, Newmont's in-house merchant banking group. Prior to joining Newmont, Mr. Gaensbauer practiced corporate and transactional law at Ballard Spahr LLP. Mr. Gaensbauer is currently a director of PRE Resources, LLC, a position he has held since February 2011. Mr. Gaensbauer holds a B.A. degree from Cornell University and Masters of Finance and JD degrees from the University of Denver. Mr. Gaensbauer has an extensive background in international mining and natural resource transactions and finance which we believe qualify him for service on our board of directors.

        Peter A. Leidel—Director.    Mr. Leidel has served as a member of our board of directors since our inception and as a director of PRE since June 2012. Mr. Leidel is a member of Yorktown Partners LLC ("Yorktown"), a position he has held since he co-founded it in September 1990.

Previously, he was a partner of Dillon, Read & Co. Inc.'s venture capital group, an investment bank, held corporate treasury positions at Mobil Corporation, an oil and gas company, and worked for KPMG LLP, an accounting firm, and for the U.S. Patent and Trademark Office. Mr. Leidel is a director of Mid-Con Energy Partners L.P. and Carbon Natural Gas Company and is also a director of certain non-public companies in the energy industry in which Yorktown's funds hold equity interests. He is also a director of the University of Wisconsin Foundation. He is a graduate of the University of Wisconsin, with a BBA degree in accounting and of the Wharton School at the University of Pennsylvania, with an MBA. We believe that Mr. Leidel's strong accounting background and previous experience serving as director of various public companies engaged in the oil and natural gas industry qualify him for service on our board of directors.

        Wayne W. Murdy—Director.    Mr. Murdy has served on our board of directors since December 2016. Since June 2009, Mr. Murdy has also served as a director of BHP Billiton Limited and BHP Billiton Plc, a multinational mining, metals and petroleum company. Prior to that, Mr. Murdy served as Chief Executive Officer of Newmont Mining Corporation from 2001 to 2007, where he also served as Chairman from 2002 to 2007. Mr. Murdy is also a former Chairman of the International Council on Mining and Metals, a former Director of the U.S. Mining Association and a former member of the Manufacturing Council of the U.S. Department of Commerce. Mr. Murdy has previously served as a director of Weyerhaeuser Company and Qwest Communications International, Inc. Mr. Murdy received his B.S. in Business Administration from California State University at Long Beach. We believe that Mr. Murdy's extensive experience in the oil and gas industry as well as his financial and corporate finance experience qualify him for service on our board of directors.

        Patrick D. O'Brien—Director.    Mr. O'Brien has served on our board of directors since our IPO in October 2016. Since September 2011, Mr. O'Brien has served as an advisor to PRE and, since July 2012, Mr. O'Brien has served as a board member of, and advisor to, Elk Meadows Energy Corporation, a private oil and gas exploration and production company. From 2003 until 2010, Mr. O'Brien served as CEO of American Oil & Gas, which was acquired by Hess Corporation. Mr. O'Brien co-founded Tower Colombia Corporation in 1995 and served as its CEO and President. He co-founded Tower Energy Corporation in 1984 and Tower Drilling Company in 1980. In 1980, he joined Montana Power Company as Senior Petroleum Engineer with the responsibility for design, long-range planning and performance economics for its exploration and development programs. He joined the Colorado Interstate Gas Company in 1974, where he was responsible for the design, acquisition and development of company-owned gas storage fields. Mr. O'Brien began his career in the oil and gas industry with the Dowell Division of Dow Chemical Company, where he engineered and supervised all phases of well stimulation and cementing. He has over 30 years of experience working the DJ Basin and the Powder River Basin. Mr. O'Brien received his B.S. in Petroleum Engineering from Montana Tech. We believe that Mr. O'Brien's extensive experience in the oil and gas industry generally and in our geographic area of operation specifically qualifies him for service on our board of directors.

MEETINGS AND COMMITTEES OF DIRECTORS

        The Board of Directors held five meetings in 2017. During 2017, each of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served.

        Executive Sessions.    The Board of Directors holds regular executive sessions in which the independent directors meet without any non-independent directors or other members of management. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The Lead Director presides at these meetings and provides the Board of Directors' guidance and feedback to our management team. The Board of Directors designated

Peter A. Leidel as the Lead Director in March 2017, and Mr. Leidel served as Lead Director until the Board of Directors designated Wayne Murdy to serve as the Lead Director in March 2018.

        The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee.

        The Board of Directors and each Committee of the Board of Directors expects to meet a minimum of four times per calendar year in 2018 and future years.

        Audit Committee.    The members of the Audit Committee are Messrs. Chronister, Evans and Murdy, and Mr. Murdy serves as Chairman of the Audit Committee. The Audit Committee held six meetings in 2017. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.extractionog.com.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.extractionog.com, include, among other duties, the responsibility to:

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  review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company's executive officers and directors;

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  review and discuss with the Company's management the Compensation Discussion and Analysis included in this Proxy Statement;

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  produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

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  otherwise discharge the Board's responsibilities relating to compensation of the Company's executive officers and directors; and

  •
  perform such other functions as the Board may assign to the Committee from time to time.

        The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form the responsibility and authority for any particular matter as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with the Company's Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company's executive officers other than the Chief Executive Officer.

        The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, "Committee Advisors"), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities.

        The members of the Compensation Committee are Messrs. Chronister, Leidel and O'Brien and Mr. Chronister serves as the Chairman of the Compensation Committee. The Compensation Committee held six meetings in 2017.

        Nominating and Governance Committee.    The Nominating and Governance Committee advises the Board, makes recommendations regarding appropriate corporate governance practices and assists the Board in implementing those practices. The Nominating and Governance Committee further assists the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and by recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the "Corporate Governance" and "Stockholder Proposals; Identification of Director Candidates" sections included herein and also in the "Nominating and Governance Committee Charter" that is posted on the Company's website at www.extractionog.com.

        The members of the Nominating and Governance Committee are Messrs. Chronister, Leidel, Murdy and O'Brien, and Mr. Leidel serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held four meetings in 2017.

        Executive Committee.    The executive committee is responsible for assisting the Board and the Audit Committee in fulfilling their oversight responsibilities with respect to the annual review of the Company's oil and natural gas reserves and of any independent qualified reserves consultant; assisting the Board in the development, implementation and monitoring of the Company's health, safety and environment policies; and assisting the Board and the management of the Company in their oversight of the Company's long-term strategy development and implementation. The Executive Committee has adopted a charter that is posted on the Company's website at www.extractionog.com.

        The members of the executive committee are Messrs. Erickson, Evans, Leidel, O'Brien and Owens, and Mr. O'Brien serves as Chairman of the Executive Committee.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. The audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2017, was completed by PwC on February 27, 2018.

        The Board of Directors is submitting the appointment of PwC for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment of that firm as the Company's auditors.

        However, the Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of PwC does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed by PwC, the Company's independent registered public accounting firm, for the last two fiscal years (in thousands):

	2017	2016
Audit Fees(1)	$1,928,922	$2,088,238
Audit-Related Fees	15,000	—
Tax Fees	46,122	65,000
All Other Fees	2,766	—
Total	$1,992,810	$2,153,238

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for (a) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (b) the filing of our registration statements for equity securities offerings, (c) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (d) accounting consultations.

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PwC's audit, audit-related, tax and other services. For the year ended December 31, 2017, the Audit Committee pre-approved 100% of the services described above.

        The Company expects that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

        Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. For these purposes, brokers have the discretion to vote if they do not receive voting instructions from the beneficial owner. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

        The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the auditors of the Company for the fiscal year ending December 31, 2018.

 COMPENSATION COMMITTEE REPORT

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee of the Board of Directors
Marvin M. Chronister, Chairman Peter A. Leidel, Member Patrick D. O'Brien, Member

 COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

        This Compensation Discussion and Analysis provides information about our rationale and policies with regard to the compensation of the executive officers who are our "Named Executive Officers" for 2017. Our Named Executive Officers include our principal executive officer, principal financial officer and the three most highly compensated executive officers other than our principal executive officer and principal financial officer. Our Named Executive Officers for 2017 include:

Name	Principal Position
Mark A. Erickson	Chief Executive Officer and Chairman
Matthew R. Owens	President and Director
Russell T. Kelley, Jr.	Chief Financial Officer
Tom L. Brock	Vice President, Chief Accounting Officer
Eric J. Christ	Vice President, General Counsel & Corporate Secretary

        This Compensation Discussion and Analysis is intended to provide context for the tabular disclosure provided in the executive compensation tables below and to provide investors with the material information necessary to an understanding of our compensation policies and decisions.

Executive Summary

        We are an independent oil and natural gas company operating in the DJ Basin, where we develop unconventional oil and natural gas reserves. As we efficiently and responsibly grow reserves, production, and cash flow by developing our liquids rich resource base, we seek to create value for stockholders, employees, energy consumers, and the communities in which we work. With these goals in mind, our executive compensation program is designed to attract, retain, motivate, and appropriately reward talented and experienced executives while ensuring that the interests of the Named Executive Officers are aligned with the interests of our stockholders.

2017 Company Performance

        Despite the headwinds facing the exploration and production industry during the year, we accomplished a number of significant achievements in 2017, including the following:

  •
  We increased full-year 2017 production by 73% over full-year 2016 production, with oil volumes increasing 82% year-over-year.

  •
  Through acquisitions and organic leasing, we increased our total net acreage by 131,600 acres during 2017, representing a 59% increase year-over-year.

  •
  We strengthened our financial position over the course of 2017, and, taking into account our November 2017 increase in the borrowing base under our reserve-based revolving credit facility and the proceeds from the offering in January 2017 of Senior Notes due 2026, we exited the year with approximately $740 million of liquidity.

  •
  We continued to develop a strong inventory of drilling locations in the core of the DJ Basin through strategic acquisitions and acreage trades, adding over 1,100 net identified horizontal Niobrara and Codell locations, increasing our inventory of locations by 44%.

  •
  Despite commodity prices used by the SEC for reserve estimation remaining relatively flat, we posted strong reserve growth in 2017, increasing proved reserves by 23% year-over-year.

  •
  We reduced cash-based general and administrative expenses (excluding stock-based compensation) from $2.93/BOE in 2016 to $2.36/BOE in 2017, a 19% decline year-over-year.

  •
  We assembled an approximate 66,000 net acre position in our new Hawkeye development area in Arapahoe and Adams Counties across several transactions beginning in November 2016 and expect this new area to be a significant contributor to the Company's future growth.

Material Executive Compensation Changes

Implemented new annual cash incentive bonus program to motivate our executive officers to achieve specific pre-established operational and business goals

        In 2017, we implemented a new annual cash incentive bonus program. Pursuant to this program, our Compensation Committee establishes specific quantitative and qualitative metrics at the beginning of each year. Actual performance with respect to each metric determines the value of the annual cash bonus paid, if any.

Implemented performance-based restricted stock awards to focus long-term equity on performance

        In 2017, we implemented our new long-term equity incentive compensation program for executive officers. Under the new program, 50% of the long-term equity incentive awards granted to our Named Executive Officers vest based on our relative total shareholder return and 50% vest based on continued service over time (as compared to 100% time-based awards in 2016).

Adopted Stock Ownership Guidelines

        In March 2018, we adopted stock ownership guidelines for both our non-employee directors and our executives to strengthen the alignment between our leadership and our stockholders.

CEO Pay at a Glance

        To ensure that the interests of the Named Executive Officers are aligned with stockholders, our Compensation Committee has designed our executive compensation program to include a substantial amount of pay that is at-risk. At-risk pay may be performance-based, equity-based, or both. The first chart below shows that 92% of our Chief Executive Officer's 2017 target compensation is comprised of at-risk pay, while his guaranteed base salary comprises only 8% of his target annual compensation. Similarly, the second chart below shows that, on average, 83% of our Named Executive Officers' (excluding our Chief Executive Officer) 2017 target compensation is comprised of at-risk pay, while their average guaranteed base salary comprises only 17% of their average target annual compensation.

2017 Target CEO Pay

2017 Target Other NEO Pay

Say-on-Pay and Say-on-Frequency

        As of December 31, 2017, the Company no longer qualified as an emerging growth company (as such term is defined in the Jumpstart Our Business Startups Act, also known as the JOBS Act). As such, the Company is offering stockholders the opportunity to vote, on a non-binding advisory basis, to approve the Company's executive compensation programs as described in this Proxy Statement, colloquially known as "Say-on-Pay," as well as the frequency of such Say-on-Pay votes, or "Say-on-Frequency." We look forward to receiving feedback from our stockholders regarding the Company's executive pay practices, as we value our stockholders' evaluation of our executive compensation programs and policies. As discussed in more detail in Proposal THREE below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve our executive compensation programs as described below, and to support annual Say-on-Pay votes in order to receive more frequent feedback regarding our executive compensation policies.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

        Our executive compensation policies are designed to align management and stockholder interests and create value for investors while attracting and retaining talented executives with the skills and expertise to help us achieve our financial and operational goals. We have a strong interest in the retention of our current Named Executive Officers as their dedication and experience allows us to efficiently achieve our corporate objectives and create value for stockholders. We aim to provide effective retention mechanisms while preventing excessive payments or improper incentives. We strive to maintain competitive pay practices within our industry while ensuring that our stockholders receive maximum returns and security for their investment. We accomplish this through linking our executive compensation to several measures of the Company's short-term and long-term performance. A majority of our compensation program is structured based on pay that is at-risk.

        Our Compensation Committee regularly reviews best compensation and governance practices to ensure that our executive compensation program is designed such that it is consistent with those practices while striving to achieve the compensation objectives described above. The following table provides a brief summary of some of our compensation practices.

What we do:	What we don't do:
• Pay for performance and pay for sustained performance over multi-year periods	• No single trigger change in control vesting or severance payments
• Substantial portion of pay at-risk	• No gross-ups for severance or change in control payments
• Equity awards subject to extended vesting periods	• No guaranteed bonuses
• Policy prohibiting hedging transactions	• No excessive perquisites
• Policy prohibiting pledging transactions subject to limited exceptions with Audit Committee approval	• No payment of dividends on unvested restricted stock units and no payment of current dividends on unvested performance stock units
• Independent Compensation Consultant
• Stock ownership guidelines for non-employee directors and executives

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

        The Compensation Committee has the responsibility to review and approve the compensation policies, programs, and plans for the Company's officers and directors, including administering our 2016 Long-Term Incentive Plan ("LTIP"). The Compensation Committee is also responsible for reviewing our Compensation Discussion and Analysis and producing the Compensation Committee Report with respect to our executive compensation disclosures. Finally, the Compensation Committee establishes our compensation objectives to maintain a competitive and effective compensation program. The Compensation Committee, in superintending the compensation of our directors and officers, employs several analytic tools and considers information from multiple resources. Subject in certain circumstances to Board approval, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Compensation Committee is under no obligation to utilize the input of other parties. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted on the Corporate Governance page of the investor relations section of the Company's website at www.extractionog.com.

Role of Compensation Consultant in Compensation Decisions

        The Compensation Committee has retained Frederic W. Cook & Company ("FW Cook"), as the committee's independent compensation consultant. FW Cook provides advice to and works with the Compensation Committee in designing and implementing the structure and mechanics of the Company's executive compensation regime as well as other matters related to officer and director compensation. For example, FW Cook worked with the Compensation Committee to design the new performance-based annual incentive program and long-term equity incentive program for executive officers implemented in 2017. In addition, FW Cook provides the Compensation Committee with external context such as relevant market and peer-company data, trends in executive compensation, and developments in executive compensation practices. This information assists the Compensation Committee in making executive and director compensation decisions based on market pay levels and best practices.

        The Compensation Committee made the decision to retain FW Cook, and FW Cook reports directly and exclusively to the Compensation Committee. FW Cook does not have authority to make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company, and the Compensation Committee is not required to utilize any of the information or advice provided by FW Cook. In addition, other than its services performed for the Compensation Committee, FW Cook does not provide additional services to management, the Company or its affiliates. The Compensation Committee has the discretion to allow FW Cook to work with management in preparing or reviewing materials for the Compensation Committee's consideration. During 2017, and after taking into consideration the factors listed in NASDAQ Listed Company Rule 5605(d)(3)(D), the Compensation Committee concluded that neither it nor the Company have any conflicts of interest with FW Cook, and that FW Cook is independent from management. Other than FW Cook, no other compensation consultants provided services to the Compensation Committee during 2017.

Role of Executive Officers in Compensation Decisions

        After reviewing the information and advice provided by FW Cook, our corporate goals, historic and projected performance, the current economic environment, and any other relevant factors, the Compensation Committee determines the compensation for our Chief Executive Officer. In making compensation determinations with respect to the other Named Executive Officers, the Compensation Committee may consider recommendations from our Chief Executive Officer but retains sole discretion over final compensation determinations. Additionally, the Compensation Committee requests that the Named Executive Officers provide recommendations on the appropriate goals when establishing the qualitative and quantitative performance metrics for the short-term cash incentive program. The Compensation Committee may disregard any such suggestions or observations made by our executive officers. In addition, the Named Executive Officers may attend Compensation Committee meetings upon invitation to report on the Company's progress with respect to the annual quantitative and qualitative performance metrics, but are excluded from any discussions involving the officer's individual compensation.

Determining Compensation Levels

        As discussed above, the Compensation Committee has the overall responsibility for establishing the elements, terms and target value of compensation delivered to our Named Executive Officers. The Compensation Committee strives to develop competitive, but not excessive, compensation programs for our employees and our Named Executive Officers in order to recruit and retain the best possible talent in our industry. An important element of the Compensation Committee's decision making is compensation data produced by our independent compensation consultant, including direct data from our peer group, other industry compensation surveys, and proprietary data developed by FW Cook. Using this data, the Compensation Committee will evaluate each Named Executive Officer's individual performance, the Company's overall performance, and market data to reach compensation decisions for individual officers.

Peer Group

        Our Compensation Committee, with input from FW Cook, chose our peer group after reviewing the relative market capitalization, revenues, balance sheet strength and location of assets of a number of similar companies in the upstream exploration and production business. In addition, the Compensation Committee attempted to select a sufficient number of peers to withstand possible attrition in the event of industry consolidation. After taking these considerations into account, the

Compensation Committee determined that the companies included in the table below reflect an appropriate peer group:

• Bill Barrett Corporation	• Laredo Petroleum, Inc.	• Resolute Energy Corporation
• Callon Petroleum Company	• Matador Resources Company	• RSP Permian, Inc.
• Carrizo Oil & Gas, Inc.	• Oasis Petroleum, Inc.	• SM Energy Company
• Energen Corporation	• Parsley Energy, Inc.	• SRC Energy, Inc.
• EP Energy Corporation	• PDC Energy, Inc.	• WPX Energy, Inc.

        Compensation and total stockholder return data from the above peer group was used by our Compensation Committee when making decisions regarding the compensation paid to our Named Executives Officers as well as for the relative total stockholder return comparison for the performance-based restricted stock awards ("PSAs") awarded to our Named Executive Officers in October 2017 for the three-year performance period covering January 1, 2017 through December 31, 2019. As described in "2017 Awards under the LTIP" below, at the end of the performance period, the Compensation Committee will certify the total stockholder return for our stock in comparison to our peer group, which will determine the payout level for the PSAs granted to our Named Executive Officers in 2017.

ELEMENTS OF COMPENSATION

Base Salary

        Each Named Executive Officer's base salary is a fixed component of compensation each year for performing specific job duties and functions. Base salary is an integral component of our compensation and a crucial aspect of retaining top executive talent. Since our IPO, the Compensation Committee has worked together with our Chief Executive Officer to determine the amount, if any, of modifications to the base salary levels for each of our Named Executive Officers, except for Mr. Erickson's base salary, which is set directly by the Compensation Committee alone. Adjustments to the base salary rates for the Named Executive Officers are made upon consideration of factors that our Compensation Committee deems relevant, including, but not limited to: (a) any increase or decrease in the executive's responsibilities, (b) the executive's experience, (c) the executive's job performance, and (d) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of the members of our Compensation Committee. After considering each of these factors, the Compensation Committee made the following adjustments to base salaries for our Named Executive Officers, effective in October 2017.

Name	2016 Base Salary	2017 Base Salary
Mark A. Erickson	$450,000	$500,000
Tom L. Brock	$300,000	$310,000
Eric J. Christ	$300,000	$310,000

        The base salaries for Messrs. Owens and Kelley were unchanged during 2017 and remain at $450,000. The total base salary paid to each of our Named Executive Officers for services provided during 2017 is reported below in the "Salary" column of our Summary Compensation Table.

Annual Incentive Bonus—2017 Short-Term Cash Incentive Program

        Following our IPO we reviewed and evaluated all our compensation programs, including our short-term cash incentive program. During 2017, our Compensation Committee worked extensively with FW Cook, the Compensation Committee's independent compensation consultant, to design a new performance-based annual incentive program. The new annual incentive program, the 2017 short-term cash incentive program, measures company-wide performance based upon both quantitative and qualitative metrics. The 2017 short-term cash incentive program was implemented to provide pre-established objective performance criteria that could be communicated to our Named Executive Officers to motivate them to achieve specific short-term financial and operational goals. The 2017 short-term cash incentive program also provides for an established payout structure, with payout percentages that are calculated based upon actual performance as compared to quantitative and qualitative performance goals. The quantitative metrics allow the executives to strive towards very specific numerical performance goals, while the qualitative factors allow the Compensation Committee to evaluate more holistic company goals. Furthermore, the 2017 short-term cash incentive program still allows the Compensation Committee the flexibility to adjust the award if necessary based on individual performance and any relevant market adjustments.

        The quantitative performance metrics utilized in 2017, which in the aggregate were weighted 75% of the total annual incentive opportunity, included both financial (40% of the overall program) and operational (35% of the overall program) performance goals.

        The financial goals included:

  •
  Net debt at December 31, 2017, divided by the Company's last six months of EBITDAX, annualized ("Net Debt Metric");

  •
  Ratio of field-level cash operating margin per barrel of oil equivalent ("BOE"), before general and administrative expenses and inclusive of hedges, divided by the Company's finding and development cost per BOE ("Cash Recycle Metric"); and

  •
  Total internal rate of return for all the wells brought online during the year, measured on actual capital spent on drilling, completion and facilities against net revenue ("Rate of Return Metric").

        The operational goals included:

  •
  Reserves growth per share, calculated as year-end 2017 reserves divided by year-end 2016 reserves ("Reserve Growth Metric");

  •
  Production growth per share, calculated as production for 2017 divided by production for 2016 ("Production Growth Metric"); and

  •
  Operating cost per BOE produced, calculated as the sum of net cash general and administrative expense and direct operating costs (excluding transportation and marketing expense and production taxes), divided by annual production as measured in BOE ("Operating Cost Metric").

        The qualitative metrics that the Compensation Committee established (25% of the overall program) were strategic in nature and included:

  •
  Development and Board approval of a five-year business plan ("Long-Term Plan Metric");

  •
  Development of an organizational plan to provide growth for the Company, including business performance processes and the attraction and retention of employees ("Organizational Metric");

  •
  Development of more robust health, safety & environmental processes ("HSE Metric"); and

  •
  Community development initiatives ("Community Development Metric").

        The chart below summarizes the metrics and performance levels established by the Compensation Committee for 2017.

	WEIGHTING	THRESHOLD PERFORMANCE LEVEL	TARGET PERFORMANCE LEVEL	MAXIMUM PERFORMANCE LEVEL
Quantitative Metrics—75% Aggregate Weighting
Financial
• Net Debt Metric	16%	2.00 Payout 8%	1.50 Payout 16%	1.25 Payout 32%
• Cash Recycle Metric	12%	1.75 Payout 6%	2.00 Payout 12%	2.25 Payout 24%
• Rate of Return Metric	12%	20% Payout 6%	25% Payout 12%	30% Payout 24%
Operational
• Reserve Growth Metric	10.5%	10.0% Payout 5.25%	12.5% Payout 10.5%	15.0% Payout 21%
• Production Growth Metric	12.25%	60% Payout 6.125%	67% Payout 12.25%	74% Payout 24.5%
• Operating Cost Metric	12.25%	$6.25 Payout 6.125%	$5.75 Payout 12.25%	$5.25 Payout 24.5%
Qualitative Factors—25% Aggregate Weighting
• Long-Term Plan Metric	6.25%
• Organizational Metric	6.25%	The payout percentages for qualitative metrics
are determined by the Compensation Committee
in its discretion after considering the Company's
qualitative performance in the listed areas and
		any other areas it deems important for the year.
• HSE Metric	6.25%
• Community Development Metric	6.25%

        After the level of performance is determined, the payout percentage for each individual metric is added together to calculate the total payout percentage for each Named Executive Officer. The Compensation Committee may then adjust the total payout percentage for each participant either up or down to take into account individual performance. The final payout percentage is then multiplied by the participant's target bonus opportunity. For 2017, the target bonus opportunities for our Named Executive Officers, as a percentage of their base salaries at year-end, were 150% for Mr. Erickson, 100% for Messrs. Owens and Kelley and 60% for Messrs. Brock and Christ.

        In February 2018, the Compensation Committee met to determine the payout percentage for each metric based on the actual level of performance achieved for each of the qualitative and quantitative performance factors. The Compensation Committee reviewed and discussed the data regarding the Company's performance as compared to the targets for each quantitative performance metric established for the 2016 fiscal year. The Compensation Committee did not exercise its discretion to adjust the total payout percentage based on individual performance.

        The Compensation Committee calculated the payout percentage for the financial quantitative metrics of 32.5% and the operational quantitative metrics of 60.3% by applying the actual results for each quantitative metric for the 2017 fiscal year to the targets approved by the Compensation Committee.

        With respect to the financial quantitative metrics, the Company failed to achieve the threshold performance level for the Net Debt Metric, resulting in a 0% payout percentage for that metric, but achieved performance between the target and maximum levels for the Cash Recycle and Rate of Return Metrics, resulting in a payout percentage of 13.3% and 19.2%, respectively, for those measures.

        With respect to the operational quantitative metrics, the Company achieved the maximum performance level for the Reserve Growth Metric, resulting in a 21% payout percentage for that measure, and achieved performance between the target and maximum levels for the Production Growth and Operating Cost Metrics, resulting in a payout percentage of 22.2% and 17.1%, respectively, for those measures.

        With respect to the qualitative metrics, the Compensation Committee considered a variety of qualitative factors in determining a payout percentage of 40.7%. The Compensation Committee acknowledged the Company's successes as follows:

  •
  For the Long-Term Plan Metric, management developed a five-year plan that balanced growth and balance sheet strength and a development strategy for the Company's entire acreage position. Management also established a dedicated planning group and implemented new modeling software.

  •
  For the Organizational Metric, the Company made significant progress on increasing organizational capacity to manage the Company's increased level of operations, implemented internal controls and testing, and had high rates of both workplace satisfaction and retention rates.

  •
  For the HSE Metric, the Company had zero recordable incidents for the Company's employees and improved key safety processes, which was a focus for management throughout the year.

  •
  For the Community Development Metric, with the agreements the Company entered into during the year with municipalities, the Company set a high bar for other operators in the DJ Basin when it comes to working with local governments to avoid costly litigation and associated delays.

        The following chart shows the Compensation Committee's determination with respect to the 2017 short-term cash incentive program performance measures:

Quantitative Metrics

Metric	Threshold	Target	Maximum	Actual Result	Payout Percentage
Financial
Net Debt Ratio	2.00	1.50	1.25	2.01	0%
Cash Recycle Ratio	1.75	2.00	2.25	2.03	13.3%
Rate of Return for Drilling & Completion	20%	25%	30%	28%	19.2%
Operational
Reserve Growth per Share	10.0%	12.5%	15.0%	17.2%	21.0%
Production Growth per Share	60%	67%	74%	72.7%	22.2%
Operating Cost per Boe	$6.25	$5.75	$5.25	$5.55	17.1%

Metric	Threshold	Target	Maximum	Actual Result	Payout Percentage
Qualitative Metrics
Long-Term Plan
Organizational Development	The payout percentage for				40.7%
Health, Safety & Environmental	qualitative metrics is
Community Development	determined by the Compensation Committee in its discretion after considering the Company's qualitative performance in the listed areas and any other areas it deems important for the year.
TOTAL 2017 PAYOUT PERCENTAGE					133.5%

        The final payout percentage of 133.5%, as determined above, was then multiplied by the Named Executive Officer's target bonus opportunity in order to calculate the total bonus payable to each Named Executive Officer. The bonus amount paid to each Named Executive Officer for the 2017 fiscal year under the 2017 Short-Term Cash Incentive Program are outlined in the chart below and are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column:

Name	Base Salary as of 12/31/17		Target Bonus as % of Base Salary		Payout Percentage		Individual Performance Adjustments		Actual 2017 Bonus Award
Mark A. Erickson	$500,000	X	150%	X	133.5%	+	0	=	$1,001,082
Matthew R. Owens	$450,000	X	100%	X	133.5%	+	0	=	$600,649
Russell T. Kelley, Jr.	$450,000	X	100%	X	133.5%	+	0	=	$600,649
Tom L. Brock	$310,000	X	60%	X	133.5%	+	0	=	$248,268
Eric J. Christ	$310,000	X	60%	X	133.5%	+	0	=	$248,268

2017 Awards Under the LTIP

        In connection with the closing of our IPO, our Board of Directors adopted, and our stockholders approved, the LTIP to attract, retain, and motivate employees, directors, and other service providers. Our Named Executive Officers are eligible to participate in the LTIP, which provides for the grant of cash- and equity-based awards, including options to purchase shares of our Common Stock, stock appreciation rights, restricted stock, restricted stock units ("RSUs"), bonus stock, dividend equivalents, other stock-based awards, performance awards and annual incentive awards. Since the adoption of our LTIP, we have awarded only RSUs, stock options and PSAs pursuant to our LTIP.

2017 Restricted Stock Unit Awards under the LTIP

        In March 2017, the Compensation Committee granted RSUs to Messrs. Brock and Christ. The RSUs granted will be settled in shares of our Common Stock and will vest, subject to continued employment with us and the terms of the RSU award agreement and the LTIP, in accordance with the following schedule: 12.5% on September 15, 2017, March 15, 2018, September 15, 2018 and March 15, 2019, and 25% on September 15, 2019 and March 15, 2020. The RSUs are intended to emphasize retention and stock ownership and serve as a more fixed and predictable compensation element, and to further align our Named Executive Officer's compensation with the interests of our stockholders.

2017 Performance Stock Awards and Stock Options under the LTIP

        In October 2017, the Compensation Committee granted PSAs and stock option awards to each of our Named Executive Officers. The Compensation Committee determined to award a mix of PSAs and stock options due to the different incentives and characteristics of each type of awards. Specifically, PSAs are intended to ensure that a meaningful portion of our Named Executive Officers' compensation is performance-based and variable based on the performance of our stock price relative to our peers, thus incentivizing our Named Executive Officers to achieve long-term company performance goals and superior operational execution. Stock options are intended to emphasize retention and stock ownership and serve as a more fixed and predictable compensation element over a longer time horizon, and to further align our Named Executive Officer's compensation with the interests of our stockholders. In short, the combination of PSAs and stock options are intended to balance performance-based compensation with the need to retain critical talent.

        The stock options granted to the Named Executive Officers in October 2017 will vest, subject to continued employment with us and the terms of the stock option agreement and the LTIP, in equal amounts on December 31, 2017, 2018 and 2019. For the PSAs, the performance metric is relative total stockholder return, which measures the Company's total stockholder return as compared to the total stockholder return of fifteen peer group companies over the performance period from January 1, 2017, through December 31, 2019. The Compensation Committee determined that relative total stockholder return was an appropriate performance measure over the performance period because it aligns the interests of our Named Executive Officers with those of stockholders. In addition, due to the sustained volatility in commodity prices, the Compensation Committee felt that the PSAs should vest based on performance relative to peers in our industry.

        At the end of the performance period, the PSAs will vest based on the Compensation Committee's certification of the Company's relative total stockholder return for the performance period. Following such certification of performance, the PSAs will vest as follows:

Level	Performance (Percentile Rank vs. Peers)	Payout (% of Target)	% of Granted PSAs to Vest
Less than Threshold	< 30th Percentile	0%	0%
Threshold	30th Percentile	50%	25%
Target	55th Percentile	100%	50%
Maximum	80th Percentile	200%	100%

        The PSAs will be forfeited entirely if the Company does not achieve at least the threshold level of relative total stockholder return performance. In the event that target performance is achieved, 50% of the number of PSAs granted will be forfeited. Additionally, if the Company's absolute shareholder return over the performance period is negative, no more than the 50% of the granted PSAs will vest. Only in the event that (i) maximum performance is achieved and (ii) absolute shareholder return is positive will all of the PSAs granted be vested. Payout levels for performance between threshold, target, and maximum shall be calculated using straight line interpolation.

Other Compensation Elements

        We have historically offered participation in broad-based retirement and health and welfare plans to all of our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code where employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions equal to 100% of the first 6% of employees' eligible compensation contributed to the plan. We also pay the premiums for life insurance coverage of $100,000 for each of our employees on a non-discriminatory basis.

        We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

        In addition, minimal perquisites have historically been provided to our Named Executive Officers, namely, with respect to Messrs. Owens and Kelley, a vehicle allowance. We expect that each of these benefits will continue to be provided.

EMPLOYMENT AGREEMENTS

        We have entered into employment agreements with each of our Named Executive Officers. The Compensation Committee has determined that having employment agreements with these executive officers is in the best interests of the Company and its stockholders. Many of the companies with which we compete for executive talent provide similarly situated executives with employment agreements and, as such, the agreements are an important recruiting and retention tool. We believe that the current executive officers have been integral to our success and are vital to the continuing performance of the Company. We believe that the terms of the employment agreements are fair to the Company and that the compensation under the employment agreements is competitive relative to our peer companies while not being excessive. For a description of the terms of the employment agreements with each of our Named Executive Officers, please see the section below entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."

POST-EMPLOYMENT ARRANGEMENTS

        All of the Named Executive Officers have employment agreements with us that provide for compensatory payments and benefits upon certain termination events, including a termination event in connection with a change in control. In addition, certain awards pursuant to our LTIP provide for termination and change in control payments. For a discussion regarding the mechanics and amounts of these payments, please see the "Potential Payments Upon Termination or Change in Control" discussion below. We do not have any single-trigger arrangements (i.e., arrangements that provide for payments to executives solely upon a change in control). In exchange for the severance benefits afforded to our Named Executive Officers in their employment agreements, the Named Executive Officers must execute (and not revoke) a general release and, in addition, are subject to certain ongoing obligations that accrue to the benefit of the Company, including certain confidentiality, non-competition, and non-solicitation obligations.

        We provide these post-employment arrangements in order to retain our Named Executive Officers and to allow them to focus on enhancing the value of the Company without taking into account the personal impact of their business decisions. Our post-employment arrangements allow our Named

Executive Officers to objectively manage the Company and provide a competitive benefit for attracting and retaining executives.

TAX AND ACCOUNTING CONSIDERATIONS

        The Compensation Committee and the Company review and consider the tax, accounting, and securities law implications of our compensation programs.

        Section 162(m)—Section 162(m) of the Code prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. Prior to implementation of the Tax Cuts and Jobs Act (the "Tax Act"), there was an exception to this prohibition for performance-based awards (as that term is defined in the Code), which exception (the "Performance-Based Exception") will continue with respect to compensation paid pursuant to certain written contracts in effect on November 2, 2017. We take the economic effects of Code Section 162(m) into consideration when determining the structure, implementation, and amount of awards paid to our executive officers, including the deductibility of our executive compensation programs. Prior to the implementation of the Tax Act, awards granted under our LTIP, including our annual cash bonuses and equity awards, were generally structured to not be subject to Code Section 162(m), but the elimination of the Performance-Based Exception will greatly reduce out flexibility in this regard. Accordingly, we reserve the right to pay non-deductible compensation to our executive officers.

        Accounting for Executive Compensation—Currently, all equity-based compensation is accounted for under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). This rule requires us to estimate the expense of each equity award over the vesting period of the award and record it as such. We are also obligated to record cash-based awards as an expense at the time our payment obligation is accrued.

RISK ASSESSMENT AND MITIGATION

        The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, we worked closely with FW Cook to mitigate any risks and to design the program to minimize the creation of imprudent incentives for our executives. We believe that our performance-based compensation does not encourage unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short-term and long-term compensation.

        Our compensation program structure and policy includes the following features to prevent and safeguard against excessive risk-taking:

  •
  Payments under our short-term cash incentive program are based upon the Compensation Committee's certification and review of a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

  •
  Our long-term equity compensation rewards for executive officers have performance or vesting periods of at least three years, which encourages executives to focus on sustaining the performance of the Company and its stock price;

  •
  We pay compensation that is competitive with the market and our industry peers, while not being excessive;

  •
  Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash- and equity-based awards that reward performance in the Company's and executive's long-term best interests;

  •
  Our incentive compensation plans cap the maximum payout and implement design features that do not encourage excessive risk-taking;

  •
  Our Compensation Committee has an appropriate level of discretion to reduce payments under the short-term cash incentive program;

  •
  Our insider trading policy contains a general anti-hedging and, subject to limited exceptions with Audit Committee approval, anti-pledging policy for all insiders; and

  •
  We do not have any agreements that provide for payments solely upon the occurrence of a change in control.

        We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance without giving unnecessary weight to any one factor or type of compensation and avoiding excessive risk. Our structure is designed to encourage continual superior performance. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs is not reasonably likely to have a material adverse effect on us.

Recoupment of Compensation

        Our LTIP and all of our Named Executive Officers' employment agreements are subject to deductions and clawbacks that may be required to be made pursuant to any law, government regulation or stock exchange listing requirement or by any policy adopted by us. To date, the Board has not adopted a formal clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. The Sarbanes-Oxley Act of 2002 mandates that the Chief Executive Officer and Chief Financial Officer reimburse the Company for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. In addition, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires the SEC to direct national securities exchanges to prohibit the listing of any security of an issuer that fails to develop and implement a clawback policy. The Compensation Committee is reviewing the SEC's proposed rules on incentive compensation clawbacks pursuant to the Dodd-Frank Act and evaluating the practical, administrative and other implications of adopting, implementing and enforcing a clawback policy, and intends to implement a more specific clawback policy once the SEC's rules are finalized.

Anti-Hedging and Anti-Pledging Policy

        The Company maintains an insider trading policy that prohibits trading shares of our common stock when in possession of material non-public information. It also prohibits the hedging and, unless a waiver is obtained from our Audit Committee, the pledging of our shares. Since the adoption of our insider trading policy, the Audit Committee has not granted any waivers to the policy's general prohibition on pledging.

Stock Ownership Guidelines

        Upon the recommendation of the Nominating and Governance Committee, in March 2018 the Board adopted stock ownership guidelines for non-employee directors and executives, including our Named Executive Officers. The details of the stock ownership guidelines applicable to our Named Executive Officers are outlined below. For information regarding the stock ownership guidelines applicable to our non-employee directors, please see the section of this Proxy Statement below entitled "Director Stock Ownership Guidelines."

Feature	Executives
Structure and Amount	Chief Executive Officer—5X Annual Base Salary President and CFO—3X Annual Base Salary Senior Vice Presidents—2X Annual Base Salary Vice Presidents—1.5X Annual Base Salary
Shares that Count Towards Requirements	• Vested and unvested RSUs • Shares purchased in the open market • Shares beneficially owned within the immediate family
Time Period to Meet Compliance
No set time period, but cannot sell stock until requirements are satisfied, other than (i) shares withheld to satisfy tax withholding obligations and (ii) shares disposed to satisfy the exercise price of Company stock options.

EXECUTIVE COMPENSATION DECISIONS SINCE FISCAL YEAR-END

2018 Short-Term Cash Incentive Program

        The 2018 short-term cash incentive program is structured in a similar way as the 2017 short-term cash incentive program. In February 2018, the Compensation Committee determined that the metrics for the 2018 short-term cash incentive program be revised as follows:

  •
  The Cash Recycle Ratio metric was removed and replaced with a metric measuring the Company's progress toward generating free cash flow; and

  •
  The financial quantitative metrics were increased from 40% to 50% of the overall program, while the operational quantitative metrics were decreased from 35% to 30% and the strategic qualitative metrics were decreased from 25% to 20% of the overall program, respectively.

2018 Performance Stock Awards under the LTIP

        On March 1, 2018, the Compensation Committee granted PSAs under the LTIP to each of our Named Executive Officers. The PSAs granted have a three-year performance period and vest based on (i) relative total stockholder return (30%), (ii) absolute total shareholder return (30%) and (iii) cash returned on capital invested (40%). Threshold performance must be achieved before any payout occurs, and the maximum payout is capped at 200% of the target award amount, or 100% of the number of the PSAs granted. The Compensation Committee, with input from FW Cook, determined that the peer group for the 2018 PSAs should be updated and added WildHorse Resource Development Corp. to the peer group. Consistent with Item 402 of Regulation S-K, additional information regarding these decisions will be discussed in the Proxy Statement for the fiscal year 2018.

2017 Summary Compensation Table

        The following table summarizes the compensation awarded to, earned by, or paid to our Named Executive Officers for the fiscal years ended December 31, 2017, 2016 and 2015.

        During the years prior to the completion of the IPO, our Named Executive Officers performed services both for us and for other business segments operated by Holdings, and the aggregate compensation paid to those Named Executive Officers has been in recognition of all services provided. Since 2016, 100% of the services of our Named Executive Officers have been allocated to us. For 2015, the amounts set forth in the table below reflect only the portion of such aggregate compensation received by the Named Executive Officers relating to services provided to us. This portion of aggregate compensation was estimated as 76% for Mr. Erickson, 84% for Mr. Owens, and 88% for Mr. Kelley. For 2016 and 2017, the amounts set forth reflect 100% of compensation received by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Mark Erickson	2017	462,500	—	2,672,399	2,339,326	1,001,082	90,542	6,565,849
(Chief Executive Officer)	2016	417,339	1,012,500	14,891,303	10,125,000		—	26,446,142
	2015	228,750	381,250	—	—		—	610,000
Matthew R. Owens	2017	450,000	—	1,305,127	1,142,462	600,649	12,000	3,510,238
(President)	2016	417,339	900,000	14,891,303	10,125,000		12,000	26,345,642
	2015	251,250	418,750	—	—		10,050	680,050
Russell T. Kelley, Jr.	2017	450,000	—	1,305,127	1,142,462	600,649	12,000	3,510,238
(Chief Financial Officer)	2016	417,339	900,000	11,426,600	10,125,000		12,000	22,880,939
	2015	264,000	440,000	—	—		10,560	714,560
Tom L. Brock.	2017	302,500	—	1,568,390	544,030	248,268	18,000	2,681,188
(Vice President, Chief Accounting Officer)
Eric J. Christ.	2017	302,500	—	1,588,574	544,030	248,268	18,000	2,701,372
(Vice President, General Counsel & Corporate Secretary)

(1)
Amounts reported in this column represent the aggregate grant date fair value of all stock awards granted during the indicated fiscal year determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), disregarding estimated forfeitures. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers.

For 2016, for (i) restricted unit awards (RUAs) granted under the Holdings 2014 Membership Unit Incentive Plan, the amounts shown are based on the grant date fair value of an RUA on September 23, 2016, the date of grant, which was $5.84 and (ii) RSUs granted under the LTIP, the amounts shown are based on the closing price of our common stock on October 17, 2016, which was $21.51. All RUAs were directly or indirectly converted into Common Stock in connection with our IPO and, as such, no RUAs are currently outstanding.

For 2017, the amounts in this column represent the aggregate grant date fair value of the RSUs, if any, and PSAs granted to our Named Executive Officers. For additional information regarding the assumptions underlying this calculation please see "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2017 for additional detail regarding assumptions underlying the value of these awards. See the section of our Compensation Discussion and Analysis above entitled "2017 Awards under the LTIP" above and the "Grants of Plan-Based Awards Table" below for additional information regarding these awards.

(2)
Amounts in this column do not correspond to the actual value that will be recognized by the executive. See "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2016 for additional detail regarding assumptions underlying the value of these awards and for a description of their accounting treatment under FASB ASC Topic 718, including the liability treatment of the incentive units granted in 2015.

For 2017 and 2016, this column represents the aggregate grant date fair value of nonstatutory stock option awards granted during the year under the LTIP, calculated based on a per option value of $8.66 for 2017 and a per option value of $6.75 for 2016, as determined in accordance with FASB ASC Topic 718 using the Black-Scholes options pricing model.

For 2015, the three Named Executive Officers, Messrs. Erickson, Owens and Kelley received a grant of incentive units (described below) under the Second Amended and Restated Limited Liability Company Agreement of Holdings (the "Holdings LLC Agreement"). We believe that, despite the fact that incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such they are properly classified as "options" under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." Amounts reported in this column reflect a grant date fair value determined in accordance with FASB ASC Topic 718 of $0. Because the performance conditions related to these awards were not deemed probable at the time of grant in 2015, no amounts have been reported in 2015 for purposes of this table. These awards do not have maximum payout levels.

(3)
Amounts in this column represent the annual cash bonus awarded under the short-term cash incentive program for the indicated fiscal year.

  In 2017, the Company implemented a new short-term cash incentive program. This new bonus program is intended to incentivize our Named Executive Officers to achieve specific goals over the course of the year. As such, amounts earned under this program in 2017 are reported in the "Non-Equity Incentive Plan Compensation" column rather than the "Bonus" column.

(4)
For 2017, amounts reported in the "All Other Compensation" column include Company contributions to the Named Executive Officers' 401(k) plan retirement accounts and a travel allowance or commuting reimbursement provided to certain of our Named Executive Officers, as shown in the following table.

Name	401(k) Plan Company Matching Contributions	Travel Allowance	Commuting Reimbursement	Total
Mark A. Erickson	$18,542	—	$72,000	$90,542
Matthew R. Owens	—	$12,000	—	$12,000
Russell T. Kelley, Jr	—	$12,000	—	$12,000
Tom L. Brock	$18,000	—	—	$18,000
Eric J. Christ	$18,000	—	—	$18,000

Grants of Plan-Based Awards

        The table below includes information about awards granted to our Named Executive Officers during 2017 under our LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards	All Other Option Awards		Grant Date Fair Value of Stock and Option Awards
										Exercise Price of Option Awards
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(# of Shares)	(# of Securities Underlying Options)
Name										($/Share)	($)(3)
Mark Erickson		375,000	750,000	1,500,000
	10/4/2017				75,492	150,983	301,966				2,672,399
	10/4/2017								270,130	15.53	2,339,326
Matthew R. Owens		225,000	450,000	900,000
	10/4/2017				36,868	73,736	147,472				1,305,127
	10/4/2017								131,924	15.53	1,142,462
Russell T. Kelley, Jr.		225,000	450,000	900,000
	10/4/2017				36,868	73,736	147,472				1,305,127
	10/4/2017								131,924	15.53	1,142,462
Tom L. Brock		143,000	186,000	372,000
	3/15/2017							56,296			946,889
	10/4/2017				17,556	35,113	70,225				621,500
	10/4/2017								62,821	15.53	544,030
Eric J. Christ		143,000	186,000	372,000
	3/15/2017							57,496			967,074
	10/4/2017				17,556	35,113	70,225				621,500
	10/4/2017								62,821	15.53	544,030

(1)
Amounts in these columns represent the threshold, target and maximum estimated payouts for awards granted under our 2017 short-term cash incentive program. The actual value of the bonuses paid to our Named Executive Officers for 2017 under this program can be found in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table, above.

(2)
Amounts in this column represent the number of PSAs granted in 2017 that would vest upon the achievement of a threshold, target, and maximum level of performance. The actual number of PSAs that will vest will not be determinable until the close of the three-year vesting period on December 31, 2019 and will depend on our relative TSR performance over that period.

(3)
The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC 718. For additional information regarding the assumptions underlying this calculation please see "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2017 for additional detail regarding assumptions underlying the value of these awards and for a description of their accounting treatment under FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

        In connection with the IPO or shortly thereafter, our Named Executive Officers entered into employment agreements with us, (for Messrs. Erickson, Owens and Kelley, effective as of October 11, 2016; for Mr. Brock, effective November 1, 2016; and for Mr. Christ, effective November 7, 2016) to reflect each executive's role with us going forward as a public company. Under these new employment agreements, each of our Named Executive Officers is entitled to a certain level of base salary, minimum target annual bonus, and expected minimum target annual performance-based equity grants, as well as certain severance benefits upon a qualifying termination of employment. The employment agreements include customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of up to two years following termination of employment. See "Potential Payments Upon Termination or Change in Control" below for further details regarding the payments that our employment agreements provide the Named Executive Officers upon a termination of employment or a change in control.

Annual Bonus

        Prior to 2017, we maintained a fully discretionary bonus program where, following the close of a fiscal year, our board determined the amount, if any, of the discretionary annual bonuses awarded to each of our Named Executive Officers after careful review of our performance over the course of the preceding fiscal year. Items that were taken into account during this subjective assessment included, but were not limited to, reserves growth, production growth, and our financial performance as measured by EBITDA. There were no performance metrics or formulas used to calculate the amounts of bonuses paid although the bonus guideline percentage of salary was considered in the board's determination.

        Following our IPO we reviewed and evaluated all of our compensation programs, including our short-term cash incentive program. During 2017, our Compensation Committee worked extensively with FW Cook, the Compensation Committee's independent compensation consultant, to design a new performance-based annual incentive program. The new annual incentive program, the 2017 short-term cash incentive program, measures company-wide performance based upon both quantitative and qualitative metrics. The 2017 short-term cash incentive program was implemented in order to provide pre-established objective performance criteria that could be communicated to our Named Executive Officers in order to motivate them to achieve specific short-term financial and operational goals. The 2017 short-term cash incentive program also provides for an established payout structure, with payout percentages that are calculated based upon actual performance as compared to quantitative and qualitative performance goals. The quantitative metrics allow the executives to strive towards very specific numerical performance goals, while the qualitative factors allow the Compensation Committee to evaluate more holistic company goals. Furthermore, the 2017 short-term cash incentive program still allows the Compensation Committee the flexibility to adjust the award if necessary based on individual performance and any relevant market adjustments.

Long-Term Incentive Compensation

  2016 Restricted Unit Awards

        Prior to our IPO, long-term incentives were historically granted to our Named Executive Officers through grants of restricted unit awards ("RUAs"), pursuant to the Holdings 2014 Membership Unit Incentive Plan (the "Incentive Plan"). These equity-based awards were subject to time-based vesting requirements, as well as accelerated vesting upon the occurrence of a termination of employment in connection with a change in control. In 2016, our then Named Executive Officers were granted 1,531,542 RUAs (which consisted of 708,271 RUAs for each of Mr. Erickson and Mr. Owens, and 115,000 RUAs for Mr. Kelley) in connection with the IPO (the "2016 RUAs").

  Incentive Units

        In 2015, Holdings granted to each of the Named Executive Officers profits interests representing an interest in the future profits (once a certain level of proceeds had been generated) of Holdings and granted pursuant to the Holdings LLC Agreement (the "Incentive Units"). These Incentive Units represented interests in Holdings that had no value for tax purposes on the date of grant and were designed to gain value only after the underlying assets had realized a certain level of growth and return to those individuals who held certain classes of Holdings' equity. The Incentive Units were intended to provide the holders with the ability to benefit from the growth of Holdings, including the growth in our operations and business.

        The Incentive Units were divided into three tiers. A potential payout for each tier would occur only after a specified level of cumulative cash distributions had been received by members that had made capital contributions to us, as further described below. Tier I, II, and III Incentive Units were designed to vest in three annual installments (25% on each of the first two anniversaries of the date of grant, and 50% on the third anniversary, with the second and third installments vesting on a monthly basis) although vesting would be fully accelerated upon the occurrence of a "change in control" (as defined below under "Potential Payments Upon Termination or Change in Control") occurring prior to the time-based vesting becoming satisfied. The difference between a vested and unvested Incentive Unit was that once vested, in the event that the executive's employment terminated other than for "cause" (defined below), the executive would retain all vested profits interests awards as non-voting interests. Any unvested profits interests would be forfeited without consideration upon the holder's termination of employment or service, except in the event of certain qualifying terminations of employment, for which accelerated vesting was provided, as described below.

        Under the Holdings LLC Agreement, the Tier I, Tier II and Tier III Incentive Units were entitled to 15%, 20% and 30%, respectively, of future distributions to members only after equity owners had received certain cumulative levels of distributions in respect of their membership interests.

        As used in the paragraphs above, a "capital contribution" to Holdings generally meant, for any member thereof, the dollar amount of any cash and the fair market value of any property or services contributed to Holdings.

  Treatment of Incentive Units and RUAs in Connection with the IPO

        In connection with the IPO, all outstanding Incentive Units and RUAs were accelerated and all of Holdings' outstanding equity interests, including the Incentive Units and the RUAs, but excluding the Series A Preferred Units (which were redeemed in connection with the IPO) and the Series B Preferred Units (which were converted into shares of our Series A Preferred Stock) were exchanged for shares of our common stock in connection with the merger of Holdings with and into us, calculated using an implied equity valuation for us based on the initial public offering price set forth on the cover of the IPO prospectus. The aggregate number of shares issued to the existing owners of Holdings were not contingent upon the IPO price; however, the allocation of shares of our common stock amongst our existing owners, including with respect to the outstanding RUAs and Incentive Units held by Messrs. Erickson, Owens and Kelley, was determined based on the 10-day volume weighted average price of our common stock immediately following the closing of the IPO. In accordance with the above allocation mechanism, Messrs. Erickson, Owens and Kelley each received 818,047; 518,576 and 478,947 shares of common stock, respectively, with respect to the RUAs they held in Holdings (including the 2016 RUAs that were granted prior to the offering) and 3,261,566; 3,261,561 and 2,536,770 shares of our common stock, respectively, with respect to the Incentive Units they held in Holdings.

        Following the closing of the IPO, our executive officers no longer receive, pursuant to the Incentive Plan or the Holdings LLC Agreement, additional long-term incentive compensation for services rendered to us or our subsidiaries; rather, any such long-term incentive compensation will be awarded to our Named Executive Officers pursuant to the LTIP, as described in the succeeding paragraphs below.

  2016 Long-Term Incentive Plan

        Our board of directors has adopted, and our equityholders approved, the LTIP, pursuant to which employees, consultants, and directors of our company and its affiliates performing services for us, including our Named Executive Officers, are eligible to receive awards. The LTIP provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards, and performance awards intended to align the interests of participants with those of our stockholders. The following description of the LTIP is a summary of the material features of the LTIP. This summary is qualified in its entirety by reference to the LTIP, a copy of which was filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2016.

        Administration.    The LTIP is administered by our Board, or a committee thereof (the "Plan Administrator"). The Plan Administrator has the authority to, among other things, designate eligible persons as participants under the LTIP, determine the type or types of awards to be granted to eligible persons, determine the number of shares of our common stock to be covered by awards, determine the terms and conditions applicable to awards and interpret and administer the LTIP. The Plan Administrator may terminate or amend the LTIP at any time with respect to any shares of our common stock for which a grant has not yet been made. The Plan Administrator also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of shares of our common stock that may be granted, subject to stockholder approval as required by any exchange upon which our common stock is listed at that time. However, no change in any outstanding award may be made that would materially and adversely affect the rights of the participant under the award without the consent of the participant.

        Number of Shares.    Subject to adjustment in the event of any distribution, recapitalization, split, merger, consolidation or similar corporate event, the number of shares available for delivery pursuant to awards granted under the LTIP will not exceed 20,200,000 shares of our common stock. There is no limit on the number of awards that may be granted and paid in cash. Shares subject to awards under the LTIP that are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares withheld to satisfy exercise prices or tax withholding obligations, will again be available for awards under the LTIP. The shares of our common stock to be delivered under the LTIP will be made available from authorized but unissued shares, shares held in treasury, or previously issued shares reacquired by us, including by purchase on the open market.

        Stock Options.    A stock option, or option, is a right to purchase shares of our common stock at a specified price during specified time periods. It is anticipated that options will have an exercise price that may not be less than the fair market value of our common stock on the date of grant. Options granted under the LTIP can be either incentive options (within the meaning of section 422 of the Code), which have certain tax advantages for recipients, or non-qualified options. No option will have a term that exceeds ten years.

        Stock Appreciation Rights.    A stock appreciation right is an award that, upon exercise, entitles a participant to receive the excess of the fair market value of our common stock on the exercise date over the grant price established for the stock appreciation right on the date of grant. Such excess will be paid in a form (cash, shares of our common stock, etc.) determined by the Plan Administrator. It is anticipated that stock appreciation rights will have a grant price that may not be less than the fair market value of our common stock on the date of grant.

        Restricted Stock Grant.    A restricted stock grant is an award of common stock that vests over a period of time and, during such time, is subject to transfer limitations, a risk of forfeiture, and other restrictions imposed by the Plan Administrator, in its discretion. Except as otherwise provided under the terms of the LTIP or an award agreement, during the restricted period, a participant will have rights as a stockholder, including the right to vote the common stock subject to the award and to receive cash dividends thereon (which may, if required by the Plan Administrator, be subjected to the same vesting terms that apply to the underlying award of restricted stock).

        Restricted Stock Units.    A restricted stock unit is a notional share that entitles the grantee to receive shares of our common stock, cash, or a combination thereof, as determined by the Plan Administrator, at some future date following the vesting of the restricted stock unit.

        Bonus Stock Awards.    A bonus stock award is a transfer of unrestricted shares of our common stock on terms and conditions determined by the Plan Administrator. The Plan Administrator will determine any terms and conditions applicable to grants of common stock, including performance criteria, if any, associated with a bonus stock award.

        Dividend Equivalents.    Dividend equivalents entitle a participant to receive cash, common stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments at the discretion of the Plan Administrator. Dividend equivalents may be granted on a free-standing basis or in connection with another award (other than an award of restricted stock or a bonus stock award).

        Other Stock-Based Awards.    Other stock-based awards are award denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock.

        Substitute Awards.    Substitute awards may be granted under the LTIP in substitution for similar awards held for individuals who become eligible persons as a result of a merger, consolidation, or acquisition of another entity (or the assets of another entity) by or with us or one of our affiliates.

        Performance Awards and Annual Incentive Awards.    A performance award is a right to receive all or part of an award granted under the LTIP based upon performance conditions specified by the Plan Administrator. The Plan Administrator will determine the period over which certain specified company or individual goals or objectives must be met. An annual incentive award is an award based on a performance period of the fiscal year and is also conditioned on one or more performance standards. The performance or annual incentive award may be paid in cash, common stock, other awards or other property, in the discretion of the Plan Administrator.

        One or more of the following business criteria as applied to us on a consolidated basis, and/or to our subsidiaries, divisions, businesses or geographical units (except with respect to the total stockholder return, change in fair market value of our common stock, and earnings per share criteria) may be used by the Plan Administrator in establishing performance conditions for performance awards granted to covered employees: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) enterprise value; (25) reserve volumes, present value of reserves, or PV-10; (26) top level production volumes; (27) finding and development costs or production costs per BOE; (28) net production (BOE/d); (29) lease operating expenses; (30) number of drilling locations; and (31) any of the above goals determined on a basic or adjusted basis, or on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Plan Administrator, including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

        Tax Withholding.    The Plan Administrator will determine, in its sole discretion, the form of payment acceptable to satisfy a participant's obligations with respect to withholding taxes and other tax obligations relating to an award, including, without limitation, the delivery of cash or cash equivalents, common stock (including previously owned shares, net settlement, broker-assisted sale or other cashless withholding or reduction of the amount of shares of our common stock otherwise issuable or delivered pursuant to the award), other property or any other legal consideration that the Plan Administrator deems appropriate.

        Merger, Recapitalization, or Change in Control.    If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Plan Administrator to the shares available under the LTIP and the shares subject to awards granted under the LTIP. The Plan Administrator will also have the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the exercisability of options or SARs, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award that the Plan Administrator feels is appropriate in light of the transaction.

        Termination of Employment or Service.    The consequences of the termination of a participant's employment, consulting arrangement, or membership on the board of directors will be determined by the Plan Administrator in the terms of the relevant award agreement.

        In connection with the closing of the IPO, we granted stock options to our then Named Executive Officers. On October 11, 2016, Messrs. Erickson, Owens and Kelley each received an award of options to purchase 1,500,000 shares. The options vest ratably in three equal annual tranches on the first, second and third anniversaries of the date of grant. We also made grants of RSUs to certain key employees (including our Named Executive Officers) in recognition of their increased efforts during the process of preparing for the IPO. Messrs. Erickson, Owens, and Kelley each received a grant of 500,000 RSUs and Mr. Brock received a grant of 125,000 RSUs. Mr. Christ received a grant of 75,000 RSUs on November 16, 2016 following his hire. The RSUs vest over a period of three years, as follows: 25% on the first anniversary of the date of grant, 25% on the second anniversary, and 50% on the third anniversary. The options and the restricted stock units are subject to forfeiture pursuant to the terms of the applicable award agreements under which they were granted, as well as the terms of the LTIP, or as otherwise provided in the employment agreements entered into with the Named Executive Officers, as described below in "Potential Payments Upon Termination or Change in Control—Employment Agreements."

Outstanding Equity Awards at Fiscal Year-End

        The following table reflects information regarding outstanding equity-based awards that were held by our Named Executive Officers as of December 31, 2017. The amounts shown in the following table for Stock Awards represent RSUs and PSAs and the amounts shown in the table for Option Awards represent nonstatutory stock options, all granted to our Named Executive Officers pursuant to the

LTIP. For additional information, see the discussion above under "2017 Awards Under the LTIP" and "Long-Term Incentive Compensation."

								Stock Awards
												Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(5) ($)
											Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(6) (#)
	Options Awards
										Market Value of Shares or Units of Stock That Have Not Vested(5) ($)
Name	Date of Grant	Number of Securities Underlying Unexercised Options, Exercisable(1) (#)		Number of Securities Underlying Unexercised Options, Unexercisable(1) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested(2) (#)
Mark A. Erickson	10/11/2016	500,000		1,000,000		19.00	10/11/2026
	10/17/2016							375,000	(2)	5,366,250
	10/4/2017	90,043		180,087		15.53	10/4/2027
	10/4/2017										150,983	2,160,567
Matthew R. Owens	10/11/2016	500,000		1,000,000		19.00	10/11/2026
	10/17/2016							375,000	(2)	5,336,250
	10/4/2017	43,974		87,950		15.53	10/4/2027
	10/4/2017										73,736	1,055,162
Russell T. Kelley, Jr.	10/11/2016	377,775	(7)	898,150	(7)	19.00	10/11/2026
	10/17/2016							340,569(2	)(7)	4,873,542
	10/4/2017	43,974		87,950		15.53	10/4/2027
	10/4/2017										73,736	1,055,162
Tom L. Brock	10/17/2016							93,750	(2)	1,341,563
	11/14/2016							2,250	(3)	32,197
	3/15/2017							49,259	(4)	704,896
	10/4/2017	20,940		41,881		15.53	10/4/2027
	10/4/2017										35,113	502,467
Eric J. Christ	11/16/2016							56,250	(2)	804,937
	3/15/2017							50,309	(4)	719,922
	10/4/2017	20,940		41,881		15.53	10/4/2027
	10/4/2017										35,113	502,467

(1)
Amounts in this column represent nonstatutory stock options granted pursuant to the terms of the LTIP. The options become exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(2)
These RSUs were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 25% vesting on each of the first and second anniversaries of the date of grant, and the remaining 50% vesting on the third anniversary of the date of grant. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(3)
These restricted stock units were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 25% vesting on each of July 17, 2017, January 17, 2018, July 17, 2018 and January 17, 2019. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(4)
These RSUs were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 12.5% vesting after six, twelve, eighteen and twenty-four months and 25% vesting after thirty and thirty-six months from the date of grant. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(5)
Amounts in this column are calculated using a value of $14.31 per RSU or PSA, as applicable, which was the closing price of one share of our common stock as of December 29, 2017, the last trading day of the year.

(6)
The awards reported in this column represent PSAs granted to our Named Executive Officers on October 4, 2017. The number of outstanding PSAs reported reflects the number of PSAs that would have been delivered under the awards based on our relative TSR ranking for the applicable performance period as of December 31, 2017, and is not necessarily indicative of what the payout percent earned will be at the end of the performance period. All awards vest on December 31, 2019, subject to the attainment of certain performance criteria as discussed in the section of our Compensation Discussion and Analysis entitled "2017 Performance Stock Awards and Stock Options under the LTIP," above.

(7)
Amounts in this column do not reflect certain unvested RSUs and vested and unvested nonstatutory stock options granted pursuant to the terms of the LTIP for which beneficial ownership interest were transferred pursuant to a domestic relations order. Pursuant to a domestic relations order entered in 2017, Mr. Kelley transferred 224,075 number of options (exercise price of $19.00) and 63,943 RSUs to his ex-spouse.

Options Exercised and Stock Vested

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(5) ($)
Mark A. Erickson	125,000	1,992,500	(2)
Matthew R. Owens	125,000	1,992,500	(2)
Russell T. Kelley, Jr.	95,488	1,522,079	(2)(6)
Tom L. Brock	31,250	498,125	(2)
	1,125	14,321	(3)
	7,037	97,040	(4)
Eric J. Christ	18,750	282,187	(5)
	7,187	99,109	(4)

(1)
There have been no options exercised by our Named Executive Officers to date.

(2)
This amount was calculated by multiplying the number of shares acquired on vesting by $15.94, the closing price of our stock on the vesting date, October 17, 2017.

(3)
This amount was calculated by multiplying the number of shares acquired on vesting by $12.73, the closing price of our stock on the vesting date, July 17, 2017.

(4)
This amount was calculated by multiplying the number of shares acquired on vesting by $13.79, the closing price of our stock on the vesting date, September 15, 2017.

(5)
This amount was calculated by multiplying the number of shares acquired on vesting by $15.05, the closing price of our stock on the vesting date, November 16, 2017.

(6)
This amount excludes 29,512 shares attributable to RSUs that vested in 2017 which were transferred to Mr. Kelley's ex-wife pursuant to a domestic relations order prior to their vesting.

Potential Payments Upon Termination or Change in Control

  Employment Agreements

        As described above in "Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End—Employment Agreements," we entered into employment agreements with Messrs. Erickson, Owens and Kelley in connection with the IPO and with Messrs. Brock and Christ shortly thereafter. The description of the employment agreements set forth below is a summary of the material features of the agreements regarding potential payments upon termination or a change in control. This summary, however, does not purport to be a complete description of all the provisions of the agreements that we have entered into with the executives. This summary is qualified in its entirety by reference to the employment agreements, which (i) for Messrs. Erickson, Owens and Kelley were filed as Exhibits 10.4, 10.5 and 10.6 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2016, (ii) for Mr. Brock was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 22, 2016 and (iii) for Mr. Christ was filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K filed on February 27, 2018.

        Under the terms of the employment agreements, each Named Executive Officer is entitled to receive the following amounts upon a termination by the Company for "Cause" (as such term is defined below), upon a termination of employment by reason of death, disability, upon expiration of the term of the employment agreement, or upon the executive's termination without "Good Reason"

(as such term is defined below): (a) payment of all accrued and unpaid base salary to the date of termination, (b) reimbursement of all incurred but unreimbursed business expenses to which the executive would have been entitled to reimbursement, and (c) benefits to which the executive is entitled under the terms of any applicable benefit plan or program (together, the "Accrued Rights"). If the termination is due to death or disability, Messrs. Erickson, Owens and Kelley will, in addition to the Accrued Rights, also be entitled to (x) a severance payment equal to one times the sum of the applicable Named Executive Officer's base salary on the date of termination and the average annual bonus for the two prior calendar years and (y) accelerated vesting of any outstanding time-based LTIP awards.

        Each Named Executive Officer is also entitled to receive the following amounts upon a termination by the executive for Good Reason or by the Company without Cause (each, a "Qualifying Termination"): (a) the Accrued Rights; (b) any earned but unpaid annual bonus for the prior year; (c) a prorated annual bonus for the year of termination (excluding Messrs. Brock and Christ); (d) a severance payment equal to the sum of (x) each Named Executive Officer's annual base salary times a multiple (for Messrs. Brock and Christ, 0.5; for Mr. Kelley, 1.5; and for Messrs. Erickson and Owens, 2.0) and (y) for Messrs. Kelley, Erickson and Owens, their respective average annual bonus for the two prior calendar years times the same multiple; (e) accelerated vesting of any outstanding LTIP awards (including time- and performance-vesting awards) held by the Executive as of the date of termination (except for Messrs. Brock and Christ); and (f) continued coverage under our group health plan for any COBRA period (during the first 6 months for Messrs. Brock and Christ, and up to 18 months for Messrs. Erickson and Owens) elected for the executive and the executive's spouse and eligible dependents, at no greater premium cost than that which applies to our active senior executive employees.

        In addition, if such Qualifying Termination occurs within the 12-month period following a Change in Control, the above entitlements would be modified as follows: (1) the respective multiple would increase to 1.0 for Messrs. Brock and Christ, 2.0 for Mr. Kelley, and 3.0 for Messrs. Erickson and Owens; (2) the continued COBRA coverage for Messrs. Brock and Christ would increase to 12 months; and (3) Messrs. Brock and Christ would be entitled to accelerated vesting of any outstanding LTIP awards.

        The following terms are defined under the employment agreements for our Named Executive Officers, and are qualified by reference to each Executive's agreement, substantially similar to as described below:

  •
  "Cause" generally means a determination by our board of directors (the "Board") (or its delegate) that the executive (a) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of the executive's duties with respect to us or any of our affiliates, (b) has failed without proper legal reason to substantially perform the executive's duties and responsibilities to us or any of our affiliates, (c) has materially breached any provision of the employment agreement, (d) has committed an act of theft, fraud, embezzlement, misappropriation or willful breach of a fiduciary duty to us or any of our affiliates, or (e) has been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction). In order to terminate the executive's employment for Cause, the Board (or its delegate) must provide the executive with a written notice providing in reasonable detail the specific circumstances alleged to constitute Cause and the executive must not have cured or remedied the alleged Cause event (if susceptible to cure) in the Board's (or its delegate) good faith judgment within thirty (30) days for Messrs. Erickson, Owens and Kelley and within ten (10) days for Messrs. Brock and Christ after his receipt of such notice.

  •
  "Good Reason" generally means (a) a material diminution in the executive's base salary; (b) a material diminution in the executive's authority, duties, or responsibilities; (c) the involuntary relocation of the geographic location of the executive's principal place of employment by more than 50 miles from the location of the executive's principal place of employment as of the effective date of the employment agreement; or (d) a material breach by us of the employment agreement.

  •
  "Change in Control" generally means (a) a merger with another entity, consolidation involving the Company, or sale of all or substantially all of our assets if (i) our stockholders or holders of equity securities immediately prior to such transaction or event do not continue to own at least 50% of the voting power of the resulting entity in substantially the same proportions that they owned our equity securities prior to the transaction or event or (ii) the members of our board immediately prior to the transaction or event do not constitute at least a majority of the board of directors of the resulting entity immediately after the transaction or event; (b) the dissolution or liquidation of the Company; (c) when any person, entity, or "group" (as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of the Company; or (d) as a result of or in connection with a contested election of directors, the persons who were members of our board immediately before such election cease to constitute a majority of the board.

        As described above, prior to the IPO, our Board accelerated the vesting of all outstanding Incentive Units and RUAs of Messrs. Erickson, Owens and Kelley, including the 2016 RUAs, in light of the holders' efforts in accomplishing certain corporate transactions that occurred in connection with the IPO.

        The foregoing description is not intended to be a comprehensive summary of the employment agreements and is qualified in its entirety by reference to such agreements, which are on file with the SEC. The following table sets forth the payments and benefits that would be received by each named executive officer in the event a termination of employment or a Change in Control of the Company had occurred on December 31, 2017, over and above any payments or benefits he or she otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company.

Executive	Termination of Employment by the Company without Cause or by Executive for Good Reason ($)	Termination by Company Without Cause or by the Executive for Good Reason within 12-months following Change of Control ($)	Termination of Employment by Death or Disability ($)	Termination of Employment by the Company for Cause, by Executive without Good Reason or by Certain Notice of Non-Renewal ($)
Mark A. Erickson
Cash Payments	3,013,582	4,520,373	1,506,791	—
Accelerated Equity	7,526,817	7,526,817	7,526,817	—
Reimbursement for COBRA premiums	23,217	23,217	—	—
Total	10,563,616	12,070,407	9,033,608	0
Matthew R. Owens
Cash Payments	2,400,649	3,600,974	1,200,325	—
Accelerated Equity	6,421,412	6,421,412	6,421,412	—
Reimbursement for COBRA premiums	23,217	23,217	—	—
Total	8,845,278	10,045,603	7,621,737	0
Russell T. Kelley, Jr.
Cash Payments	2,025,487	2,400,649	1,200,325	—
Accelerated Equity	5,928,705	5,928,705	5,928,705	—
Reimbursement for COBRA premiums	34,384	34,384	—	—
Total	7,988,576	8,363,738	7,129,030	0
Tom L. Brock
Cash Payments	155,000	310,000	—	—
Accelerated Equity	—	2,581,123	—	—
Reimbursement for COBRA premiums	11,461	22,923	—	—
Total	166,461	2,914,046	0	0
Eric J. Christ
Cash Payments	155,000	310,000	—	—
Accelerated Equity	—	2,027,326	—	—
Reimbursement for COBRA premiums	11,461	22,923	—	—
Total	166,461	2,360,249	0	0

Director Compensation

        Our non-employee directors received compensation in 2017 as reflected in the following table:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Marvin M. Chronister	106,344	130,084	236,428
Donald L. Evans	91,049	130,084	221,133
John S. Gaensbauer	80,000	130,084	210,084
Peter A. Leidel	116,003	130,084	246,087
Wayne W. Murdy	103,844	130,084	233,928
Patrick D. O'Brien	98,890	130,084	228,974

(1)
Reflects the aggregate of the pro-rated annual retainer, committee membership retainers, committee chair retainers (as applicable) and lead director retainer (as applicable) earned by each of our directors pursuant to our non-employee director compensation program (as described below) for services performed during 2017.

(2)
Amounts reported in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2017. The amounts shown are based on the closing price of our common stock on the date of grant, which was May 4, 2017. The value ultimately received by the director may or may not be equal to the values reflected above. Amounts in this column do not correspond to the actual value that will be recognized by the director. See "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2017 for additional detail regarding assumptions underlying the value of these awards. Pursuant to SEC rules, the amounts shown in the table above for the restricted stock units exclude the effect of estimated forfeitures. In 2017, 8,916 restricted stock units were granted to each of our non-management directors, all of which remained outstanding as of December 31, 2017.

Narrative Disclosure to Director Compensation Table

        Our board of directors believes that attracting and retaining qualified non-employee directors on a going-forward basis will be critical to the future value growth and governance of our company. Our board of directors also believes that the compensation package for our non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with our stockholders. Under our current program, our non-employee directors receive the following:

  •
  An annual retainer of $80,000;

  •
  No board or committee meeting fees;

  •
  Committee membership retainers of:

  •
  $7,500 for the audit committee,

  •
  $7,500 for the executive committee,

  •
  $5,000 for the compensation committee, and

  •
  $4,000 for the governance/nominating committee;

  •
  Committee chair retainers of:

  •
  $20,000 for the audit committee,

    •
    $15,000 for the compensation committee,

    •
    $15,000 for the executive committee, and

    •
    $8,000 for the governance/nominating committee;

  •
  Annual equity grants of restricted stock units with a fair market value at grant of $130,000; and

  •
  Lead director retainer of $15,000.

Director Stock Ownership Guidelines

Feature	Non-Employee Director
Structure and Amount	3X Annual Cash Retainer
Shares that Count Towards Requirements	• Vested and unvested restricted stock units • Shares purchased in the open market • Shares beneficially owned within the immediate family
Time Period to Meet Compliance
No set time period, but cannot sell stock until requirements are satisfied, other than (i) shares withheld to satisfy tax withholding obligations and (ii) shares disposed to satisfy the exercise price of Company stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2017, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's "Corporate Governance Guidelines" cover the following principal subjects:

  •
  the size of the Board of Directors;

  •
  qualifications and independence standards for the Board of Directors;

  •
  director responsibilities;

  •
  service on other boards;

  •
  change in status;

  •
  the Chairman of the Board;

  •
  meetings of the Board and of independent directors;

  •
  Board interactions with external constituencies;

  •
  committee functions and independence of committee members;

  •
  compensation of the Board of Directors;

  •
  self-evaluation and succession planning;

  •
  director orientation and continuing education;

  •
  director attendance at the annual board meeting of stockholders;

  •
  ethics and conflicts of interest (a copy of the current "Corporate Code of Business Conduct and Ethics" is posted on the Company's website at www.extractionog.com);

  •
  stockholder communications with directors; and

  •
  access to senior management and to independent advisors.

        The Corporate Governance Guidelines are posted on the Company's website at www.extractionog.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company's Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

        The NASDAQ Global Select Market ("NASDAQ") has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NASDAQ rules.

Board Leadership

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, independent directors consider the Board's leadership structure on an annual basis.

        The Board has determined that the optimal Board leadership structure for us was served by the role of Chairman of the Board being held by our Chief Executive Officer, Mr. Erickson. The Board determined that this leadership structure was optimal for us because it believed that having one leader serving as both the Chairman of the Board and Chief Executive Officer provides decisive, consistent and effective leadership. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing us, engaging in a frank and candid dialogue without management being present. In February 2017, the Nominating and Governance Committee, in connection with its annual review of the efficacy of the Board's leadership structure, determined to recommend to the Board that it designate Mr. Leidel as the independent lead director. The Board adopted the recommendation of the Nominating and Governance Committee at its March 2017 meeting and Mr. Leidel was appointed Lead Director of the Board. In February 2018, the Nominating and Governance Committee recommended and the Board designated Mr. Murdy as the Lead Director. The Lead Director is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors' guidance and feedback to our management team.

Classified Board Structure

        In consultation with the Board, the Nominating and Governance Committee has determined that a classified board structure is appropriate for the Company. A classified board provides for stability, continuity and experience among our Board of Directors. In our industry in particular, long-term focus is critical. The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company's business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company's long-term value and success. The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director, any committee of the Board or our independent directors as a group, by writing to them c/o General Counsel, Extraction Oil & Gas, Inc., 370 17th Street, Suite 5300, Denver, Colorado 80202. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Shareholder Outreach

        We engaged with the majority of our shareholders in 2017, as gathering and incorporating shareholder feedback is a priority of both management and the Board. Over the course of the year, our engagement team conducted 197 in-person meetings with our shareholders, including in-person meetings with 16 of our top 25 shareholders representing 74% of the Company's shares outstanding in aggregate.

Director Independence

        The Company's standards for determining director independence require the assessment of directors' independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NASDAQ.

        The Board of Directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NASDAQ. The Board of Directors affirmatively determined that each of Messrs. Chronister, Evans, Leidel, Murdy and O'Brien are independent.

        In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (a) Messrs. Chronister, Evans and Murdy are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NASDAQ applicable to members of the Audit Committee and (b) Messrs. Chronister, Leidel and O'Brien are independent under the standards set forth by the NASDAQ applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

        The Board of Directors most recently evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in February 2018. The Board of Directors determined that each of the Audit Committee members is financially literate and that Messrs. Chronister and Murdy are each an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

        The Board of Directors as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

  •
  oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

  •
  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans;

  •
  oversees management of the Company's commodity price risk through regular review with executive management of the Company's derivatives strategy;

  •
  monitors the Company's liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

  •
  has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

        The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company's significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects. The Board of Directors does not consider its role in oversight of the Company's risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

        The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. All of our directors attended the 2017 Annual Meeting, and we anticipate that all of our directors will attend the 2018 Annual Meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 14, 2018, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) each Named Executive Officer of the Company, (c) each director and director nominee of the Company and (d) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 370 17th Street, Suite 5300, Denver, Colorado 80202.

        All information with respect to the beneficial ownership of Common Stock has been furnished by or on behalf of the stockholders and is as of March 14, 2018. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 175,556,184 shares of common stock outstanding on March 14, 2018.

	Beneficial Ownership of Common Stock
	Number of Shares	Percentage of Class
5% Stockholders
YT Extraction Co Investment Partners, LP(1)	20,340,747	11.6%
Yorktown Energy Partners X, L.P.(2).	17,554,262	10.0%
Yorktown Energy Partners IX, L.P.(3).	7,700,358	4.4%
Yorktown Energy Partners XI, L.P.(4).	4,309,079	2.5%
BlackRock Inc.(5)	13,009,290	7.4%
Bronco Investments (EQ), LLC(6)	10,510,377	6.0%
FMR LLC(7)	9,620,865	5.5%
The Vanguard Group(8)	8,764,518	5.0%
Directors and Named Executive Officers:
Mark A. Erickson(9)	5,714,079	3.3%
Matthew R. Owens(10)	4,002,178	2.3%
Russell T. Kelley, Jr.(11)	2,524,680	1.4%
Tom L. Brock(12)	429,484	0.2%
Eric J. Christ(13)	380,928	0.2%
John S. Gaensbauer(14)	113,178	*
Peter A. Leidel(14)	133,916	*
Marvin M. Chronister(14)	83,916	*
Patrick O'Brien(14)	157,851	*
Wayne M. Murdy(14)	133,916	*
Donald L. Evans(14)	133,916	*
Executive Officers and Directors as a Group (11 total):	13,808,042	7.9%

(1)
YT Extraction Company LP is the sole general partner of YT Extraction Co Investment Partners, LP. YT Extraction Associates LLC is the sole general partner of YT Extraction Company LP. As a result, YT Extraction Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by YT Extraction Co Investment Partners, LP. YT Extraction Company LP and YT Extraction Associates LLC disclaim beneficial ownership of the common stock held by YT Extraction Co Investment Partners, LP in excess of their pecuniary interest therein. Peter A. Leidel is a manager of YT Extraction Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by YT Extraction Co Investment Partners, LP. The address for YT Extraction Co Investment Partners, LP is 410 Park Avenue, 19 Floor, New York, New York 10022.

(2)
Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result,

  Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown X Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.

(3)
Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown X Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.

(4)
Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown IX Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.

(5)
The registered holders of the referenced shares are funds and accounts managed by investment adviser subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. Pursuant to the Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on February 1, 2018, BlackRock, Inc. has sole voting power with respect to 11,533,375 shares and sole dispositive power with respect to 13,009,290 shares of Common Stock. The address of such funds and accounts and such investment adviser subsidiaries is 55 East 52nd Street, New York, NY 10055.

(6)
Bronco Investments (EQ), LLC is a Delaware limited liability company that is owned by certain investment funds affiliated with OZ Management LP, a Delaware limited partnership ("OZ Management"). OZ Management's sole general partner is Och-Ziff Holding Corporation ("OZHC"), a Delaware corporation, whose sole stockholder is Och-Ziff Capital Management Group LLC ("OZM"), a Delaware limited liability company. Each of OZ Management, OZHC, OZM and Daniel S. Och, in his capacity as the Chief Executive Officer of OZHC and the Chief Executive Officer, Chairman and an Executive Managing Director of OZM, may be deemed to be a beneficial owner of the common stock held by Bronco Investments (EQ), LLC. Pursuant to the Schedule 13G filed by Bronco Investments (EQ), LLC and its affiliates with the Securities and Exchange Commission on February 10, 2017, Bronco Investments II (EQ) LLC has shared voting power and shared dispositive power with respect to 6,191,950 shares of Common Stock, Bronco Investments (EQ), LLC has shared voting power and shared dispositive power with respect to 10,510,377 shares of Common Stock, and OZ Management, OZHC, OZM, and Daniel S. Och have shared voting power and shared dispositive power with respect to 16,702,327 shares of Common Stock. The address for Bronco Investments (EQ), LLC and its affiliates is 9 West 57th Street, 39th Floor, New York, New York 10019.

(7)
Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Pursuant to the Schedule 13G/A filed by FMR LLC with the Securities and Exchange Commission on February 13, 2018, FMR LLC has sole voting power with respect to 3,641,380 shares and sole dispositive power with respect to 9,620,865 shares of Common Stock. The principal address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(8)
Pursuant to a Schedule 13G filed by The Vanguard Group with the Securities and Exchange Commission on February 8, 2018, The Vanguard Group has sole voting power over 66,202 shares, shared voting power over 6,800 shares, sole dispositive power over 8,701,391 shares, and shared dispositive power over 63,127 shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
Includes 271,956 shares of common stock held by Jane M. Erickson, 2,046,449 shares of common stock held by MAE Investment Properties 2016, LLC, 271,957 shares of common stock held by JME Investment Properties 2016, LLC and 81 shares of common stock held by MAE Holdings 2011 LLC. Mr. Erickson has voting and dispositive power over these shares but disclaims beneficial ownership over these shares in excess of his pecuniary interest in these shares. MAE Investment Properties 2016, LLC, and MAE Holdings 2011 LLC are entities owned by Mr. Erickson. Does not reflect 1,712,045 shares of common stock held by Extraction Employee Incentive, LLC an entity in which Mr. Erickson owns a membership interest. Includes (i) 375,000 unvested restricted stock units and (ii) 590,043 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.47. Includes 1,013,887 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(10)
Includes 1,930,277 shares of common stock held by OFI Properties LLC. Mr. Owens has voting and dispositive power over these shares but disclaims beneficial ownership over these shares in excess of his pecuniary interest in these shares. OFI Properties LLC is an entity owned by Mr. Owens. Does not reflect 1,712,045 shares of common stock held by Extraction Employee Incentive, LLC, an entity in which Mr. Owens owns a membership interest. Includes (i) 375,000 unvested restricted stock units and (ii) 543,974 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.72. Includes 495,154 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(11)
Does not reflect 1,712,045 shares of common stock held by Extraction Employee Incentive, LLC, an entity in which Mr. Kelley owns a membership interest. Includes (i) 340,569 unvested RSUs and (ii) 421,749 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.64. Includes 495,154 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(12)
Includes (i) 145,259 unvested RSUs and (ii) 20,940 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $15.53. Includes 235,788 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(13)
Includes (i) 106,559 unvested RSUs and (ii) 20,940 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $15.53. Includes 235,788 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(14)
Includes 8,916 unvested restricted stock units.

*
Less than 0.1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the fiscal year ended December 31, 2017, all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner, except that Mr. Gaensbauer filed a late amended Form 4 on May 24, 2017 regarding the receipt of shares by Sierra Partners LLC, of which Mr. Gaensbauer is a partner, in connection with the merger of Extraction Oil & Gas Holdings, LLC with and into the Company at the closing of our initial public offering. In addition, and based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, Mr. Gaensbauer and Mr. O'Brien filed late amended Form 4s on March 23, 2018 regarding their purchase of 3,000 shares and 7,000 shares, respectively, in connection with the directed share program of our initial public offering on October 26, 2016.

 TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review of Related Party Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        Our board of directors adopted a written related party transactions policy in connection with the IPO. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (b) the extent of the Related Person's interest in the transaction and (c) whether the transaction is material to the Company.

Historical Transactions with Affiliates

Existing Owners Registration Rights Agreement

        In connection with the closing of the IPO, we entered into a registration rights agreement (the "Existing Owners Registration Rights Agreement") with Yorktown's funds and certain of our existing equity holders. The Existing Owners Registration Rights Agreement provides for customary rights for these stockholders to demand that we file a resale shelf registration statement and certain piggyback rights in connection with the registration of securities. In addition, the agreement grants these stockholders customary rights to participate in certain underwritten offerings of our common stock that we may conduct.

  Demand Rights

        Subject to certain limitations, the equity holders party to the Existing Owners Registration Rights Agreement have the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a certain number of their shares of our common stock. We are required to provide notice of the request to certain other holders of our common stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, we will not be obligated to effect a demand registration (a) on or before the date that is twelve months after the closing of the IPO, (b) on or before 180 days after any other registered underwritten offering of our equity securities, or (c) if we are not otherwise eligible at such time to file a registration statement on Form S-3 (or any applicable successor form).

  Piggyback Rights

        Subject to certain exceptions, if at any time we propose to register an offering of equity securities or conduct an underwritten offering, whether or not for our own account and subject to the ability of the holders of 75% of the shares to waive such a right, then we must notify the equity holders party to the Existing Owners Registration Rights Agreement of such proposal to allow them to include a specified number of their shares of our common stock in that registration statement or underwritten offering, as applicable.

  Conditions and Limitations; Expenses

        These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Existing Owners Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Series A Preferred Registration Rights Agreement

        The Series B Preferred Units converted in connection with the closing of the IPO into 185,280 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"). In connection with the sale of the Series B Preferred Units, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the holders of the Series A Preferred Stock (the "Series A Preferred Holders") pursuant to which we agreed to file this shelf registration statement within 45 days of the closing of the IPO registering the sale of the shares of common stock issuable upon conversion of the Series A Preferred Stock. Additionally, subject to certain exceptions and limitations, the Series A Preferred Holders will have certain piggyback rights under such agreement, which will allow the holders the option to include a specified number of shares of common stock they receive following the conversion of their Series A Preferred Stock in any underwritten offering of our equity securities.

Senior Notes

        Several lenders of our 2021, 2024 and 2016 Senior Notes are also 5% stockholders of the Company. As of the initial issuance in July 2016 of the $550.0 million principal amount on the 2021 Senior Notes, 5% stockholders purchased $63.5 million of notes. As of the initial issuance in August 2017 of the $400.0 million principal amount on the 2024 Senior Notes, 5% stockholders purchased $54.9 million of notes. As of the initial issuance in January 2018 of the $750.0 million principal amount on the 2026 Senior Notes, 5% stockholders purchased $56.2 million. In January 2018, we utilized net proceeds from the offering of the 2026 Senior Notes to tender for our 2021 Senior Notes and any 2021 Senior Notes not tendered were redeemed in February 2018; accordingly, the 2021 Senior Notes held by 5% stockholders were repurchased by the Company.

Employees

        Mr. Troy Owens, brother of Mr. Matthew R. Owens, our President and a member of our Board of Directors, is employed by us as an engineer. Consistent with market compensation for his services, Mr. Troy Owens received approximately $171,000 in aggregate cash compensation relating to the fiscal year ended December 31, 2017. In addition, Mr. Troy Owens received certain long-term incentives during the same period in the form of restricted stock units that vest over a period of three years.

 PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the "Dodd-Frank Act"), the stockholders of the Company are entitled to vote at the annual meeting on the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only and is not binding on the Company or the Board of Directors.

        Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation program aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers pay relative to our performance, which will attract and retain experienced, talented executives to ensure the Company's success. Please read the "Compensation Discussion and Analysis" beginning on page 14 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2017.

        During 2017, the Compensation Committee implemented a new annual cash bonus program and long-term equity incentive program, in both cases to ensure that such programs are competitively structured, are aligned with our short and long-term strategic goals and reflect a strong pay-for-performance orientation.

        Below are the key actions taken and decisions made regarding the Company's executive compensation program in 2017, as approved by the Compensation Committee with input from its independent compensation consultant:

  •
  implemented a new cash bonus program, pursuant to which our Compensation Committee evaluated the Company's performance for 2017 against pre-established qualitative and quantitative goals in order to determine the value of the cash bonuses paid to each of our Named Executive Officers;

  •
  implemented a new long-term equity incentive award structure comprised of PSAs that vest based on the Company's relative TSR compared to a group of peer companies over a three-year performance period and time-based stock options awards that vest over a three-year service period; and

  •
  adopted stock ownership guidelines for non-employee directors and executives, including our Named Executive Officers.

        Our Compensation Committee and our Board have determined that the Company's Named Executive Officer compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance, and therefore the Board recommends that you vote "FOR" the approval, on a non-binding advisory basis, of the Company's Named Executive Officer compensation as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this proxy statement).

Vote Required

        The advisory vote on executive compensation in this Proposal THREE requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. For these purposes, brokers have the discretion to vote if they do not receive voting instructions from the beneficial owner. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers.

PROPOSAL FOUR: ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Act, the stockholders of the Company are entitled to vote at the annual meeting regarding whether the advisory vote on executive compensation should occur every one, two or three years. Stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the advisory vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

        Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

        Our Board of Directors has determined that an annual non-binding advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal FOUR.

Vote Required

        The frequency of the Say-on-Pay vote that receives the greatest number of votes—every one year, every two years or every three years—will be the frequency that the stockholders approve, on a non-binding advisory basis. Neither abstentions nor broker non-votes will have any effect on the outcome of Proposal FOUR. This advisory vote on the frequency of the Say-on-Pay vote is not binding on the Board. However, the Board will take into account the result of the vote when determining the frequency of future Say-on-Pay votes.

Recommendation

        The Board unanimously recommends that stockholders vote FOR the frequency of "1 year" for future votes, on a non-binding advisory basis, on the Company's Named Executive Officer compensation.

 AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth under the NASDAQ Market Rules and (iii) financially literate. In addition, Messrs. Chronister and Murdy qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter amended as of November 3, 2017, which is reviewed annually.

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our auditors.

        The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board ("PCAOB").

        Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

Audit Committee of the Board of Directors
Wayne W. Murdy, Chairman
Marvin M. Chronister, Member
Donald L. Evans, Member

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Any stockholder of the Company who desires to submit a proposal for inclusion in the Company's 2019 proxy materials must submit such proposal to the Company at its principal executive offices no later than December 7, 2018, unless the date of the 2018 Annual Meeting of Stockholders is changed by more than 30 days from May 3, 2018, in which case the proposal must be received at the Company's principal executive offices a reasonable time before the Company begins to print and mail its 2019 proxy materials. Any stockholder of the Company who desires to submit a proposal for action at the 2019 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company's proxy materials, must submit such proposal to the Company at its principal executive offices by the close of business between January 3, 2019, and February 2, 2019. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws (the "Bylaws").

        It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

        While the Board of Directors does not have a formal policy on diversity, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity among our directors, and it is expected that the Nominating and Governance Committee will view diversity broadly to include diversity of backgrounds, skills and viewpoint as well as traditional diversity concepts such as race or gender, in order to achieve optimal enhancement of the current mix of talent and experience on the Board. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis and legal and corporate governance, among other areas; however, the Nominating and Governance Committee is currently evaluating candidates with a particular focus on increasing the Board's gender diversity. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management, to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

        The Nominating and Governance Committee will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2019 if that nomination is submitted in writing by the close of business, between January 3, 2019, and February 2, 2019, to Extraction Oil & Gas, Inc., 370 17th Street, Suite 5300, Denver, Colorado 80202, Attn: General Counsel. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

  •
  the name and address of the nominating stockholder, as they appear on the Company's books and of such beneficial owner, if any;

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  the nominee's name and address and other personal information;

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  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

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  a completed and signed questionnaire, representation and agreement, pursuant to the Company's Bylaws, with respect to each nominee for election or re-election to the Board; and

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  all other information required to be disclosed pursuant to the Company's Bylaws and Regulation 14A of the Exchange Act.

        Further, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

        The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

        Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS

        A copy of our 2017 Annual Report on Form 10-K has been posted on the Internet at www.proxyvote.com along with this Proxy Statement and proxy materials to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2017 Annual Report on Form 10-K, including exhibits. Please send a written request to our General Counsel at:

    Extraction Oil & Gas, Inc.
    370 17th Street, Suite 5300
    Denver, Colorado 80202
    Attention: General Counsel
    Or by calling: 720-557-8300

        The charters for our Audit, Compensation, and Nominating and Governance Committees, as well as our Corporate Governance Guidelines, our Corporate Code of Business Conduct and Ethics and our Financial Code of Ethics are in the "Corporate Governance" section of our corporate website, which is www.extractionog.com, and are also available in print without charge upon written request to our General Counsel at the address above.

        Stockholders residing in the same household who hold their stock through a bank or broker may receive only a single copy of the Notice and, if applicable, our proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (720) 557-8300.

        If you hold your shares in street name and reside in a household that received only one copy of the Notice and, if applicable, our proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice and, if applicable, our proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING

        The 2018 Annual Meeting of Stockholders will be held at The Sheraton Denver Downtown, 1550 Court Place, Denver, Colorado 80202.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EXTRACTION OIL & GAS, INC. 370 17TH STREET, SUITE 5300 DENVER, CO 80202 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E39994-P03948 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EXTRACTION OIL & GAS, INC The Board of Directors recommends you vote FOR the election of the following directors: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Patrick D. O'Brien 02) Marvin M. Chronister The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2018. 3. To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers for the fiscal year ended December 31, 2017. The Board of Directors recommends you vote FOR the frequency of 1 year on the following Proposal: 1 Year 2 Years 3 Years Abstain ! ! ! ! 4. To approve, on a non-binding advisory basis, how frequently the Company should seek an advisory vote on the compensation of the Company's Named Executive Officers. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E39995-P03948 EXTRACTION OIL & GAS, INC. Annual Meeting of Stockholders May 3, 2018, 8:00 AM MDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Russell T. Kelley, Jr. and Eric J. Christ, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this proxy, all of the shares of Common Stock of EXTRACTION OIL & GAS, INC. held of record by the undersigned on the record date, March 14, 2018, at the Annual Meeting of Stockholders of the Company to be held at The Sheraton Denver Downtown, 1550 Court Place, Denver, Colorado 80202, on Thursday May 3, 2018 at 8:00 AM, MDT, and any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the nominees in Item 1, FOR Items 2 and 3 and FOR the frequency of "1 Year" in proposal 4. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: